Exhibit 99.4

PK INVESTMENTS LIMITED

(Incorporated in the Isle of Man under registration number 014469V)

EUR1,000,000,000

PREFERRED SHARE PROGRAMME

Under this EUR1,000,000,000 Preferred Share Programme (the Programme), PK Investments Limited (the Issuer) may from time to time issue redeemable preferred shares denominated in Euros on the terms and conditions contained in the section of this programme memorandum (this Programme Memorandum) headed “Preferred Share Terms and Conditions” (the Preferred Share Terms and Conditions).

Capitalised terms used below shall have the meanings ascribed thereto in the Preferred Share Terms and Conditions. Any reference in this Programme Memorandum to a Condition is to that Condition of the Preferred Share Terms and Conditions, and any reference to this Programme Memorandum or the Preferred Share Terms and Conditions shall mean this Programme Memorandum or the Preferred Share Terms and Conditions, as the case may be, as amended, varied, restated, novated or supplemented from time to time.

This Programme Memorandum has not been approved or registered with any Financial Exchange. Only Unlisted Preferred Shares will be issued under the Programme, which will not be regulated by any Financial Exchange.

A Tranche of Preferred Shares may comprise, without limitation, Fixed Rate Preferred Shares, Floating Rate Preferred Shares, Mixed Rate Preferred Shares and/or such other type of Preferred Shares as may be determined by the Issuer and the relevant Dealer(s) and specified in the Applicable Pricing Supplement. Preferred Shares will be issued in individual Tranches which, together with other Tranches, may form a Class of Preferred Shares. Each Preferred Share will be in a specified Class, as indicated in the Applicable Pricing Supplement. A Tranche of Preferred Shares will be issued on, and subject to, the Preferred Share Terms and Conditions, as replaced, amended and/or supplemented by the terms and conditions of that Tranche of Preferred Shares set out in the Applicable Pricing Supplement. Before the Issuer issues any Tranche of Preferred Shares, the Issuer shall complete and sign an Applicable Pricing Supplement based on the pro forma Applicable Pricing Supplement included in this Programme Memorandum, setting out details of such Preferred Shares. The Applicable Pricing Supplement in relation to any Tranche of Preferred Shares may specify other terms and conditions, which are not inconsistent with the general terms and conditions set out or incorporated by reference in the Articles of Association, which shall, to the extent so specified, supplement the Preferred Share Terms and Conditions for the purpose of such Tranche of Preferred Shares.

The Programme Amount will not exceed EUR1,000,000,000 unless such Programme Amount is increased as set out in the section of this Programme Memorandum headed “General Description of the Programme”.

Preferred Shares may be issued on a continuing basis and be placed by one or more Dealer(s) appointed by the Issuer from time to time, which appointment may be for a specific issue or on an ongoing basis.

As at the Programme Date, the Issuer and the Programme are not rated. Tranches of Preferred Shares issued under the Programme may be rated on or before their Issue Date by a Rating Agency and, if so, this rating as well as the Rating Agency(ies) which assigned such rating(s) will be available on the Issuer’s website and contained in the Applicable Pricing Supplement. Unrated Tranches of Preferred Shares may also be issued.

The Issuer may determine that Preferred Shares may be issued in a form and on terms not contemplated by the Preferred Share Terms and Conditions in which case a supplementary programme memorandum, if appropriate, will be made available which will describe the terms and conditions upon which such Preferred Shares will be issued.

This Programme Memorandum does not constitute, advertise or relate to an offer to the public (as defined in the SA Companies Act) for the sale of or subscription for, or the solicitation of an offer to acquire or subscribe for, Preferred Shares. Unless specified otherwise in an Applicable Pricing Supplement, Preferred Shares will only be offered by way of private placement to, and such offer will only be capable of acceptance by, (i) persons falling within the exemptions set out in section 96(1)(a) of the SA Companies Act; or (ii) persons who subscribe, as principal, for Preferred Shares at a minimum aggregate Issue Price as envisaged in section 96(1)(b) of the SA Companies Act (each a Qualifying Investor) and this Programme Memorandum is only being made available to such Qualifying Investors. Should any person who is not a Qualifying Investor receive this Programme Memorandum, they should not and will not be entitled to acquire or subscribe for any Preferred Shares as described in this Programme Memorandum or otherwise act thereon. The Prospectus and this Programme Memorandum have not been approved by any regulatory authority in the Isle of Man. It is not required for the Prospectus or Programme Memorandum to be approved by, filed or registered with any governmental or public body, authority or agency in the Isle of Man either on, before or after the date of publication of each such document.

Nothing in this Programme Memorandum should be viewed, or construed, as “advice” as that term is used in the SA Financial Markets Act and/or the Financial Advisory and Intermediary Services Act, 2002, and nothing in this Programme Memorandum should be construed as constituting the canvassing for, or marketing or advertising of, financial services.

Arranger	Dealers

Programme Memorandum dated 1 August 2025

GENERAL

Capitalised terms used in this section headed “General” shall bear the same meanings as used in the Preferred Share Terms and Conditions, except to the extent that they are separately defined in this section, or this is clearly inappropriate from the context.

The Issuer certifies that, to the best of its knowledge and belief, there are no facts that have been omitted from this Programme Memorandum which would make any statement false or misleading and that all reasonable enquiries to ascertain such facts have been made and that this Programme Memorandum contains all information required by Applicable Laws. The Issuer accepts full responsibility for the accuracy of the information contained in this Programme Memorandum, the Applicable Pricing Supplements and/or the Issuer’s annual financial statements and any amendments or any supplement to the aforementioned documents, except as otherwise stated therein.

The Issuer, having made all reasonable enquiries, confirms that this Programme Memorandum contains or incorporates all information which is material in the context of the issue and the offering of Preferred Shares, that the information contained or incorporated in this Programme Memorandum is true and accurate in all material respects and is not misleading, that the opinions and the intentions expressed in this Programme Memorandum are honestly held and that there are no other facts, the omission of which would make this Programme Memorandum or any such information or expression of any of such opinions or intentions misleading in any material respect.

This Programme Memorandum is to be read and construed with any amendment or supplement thereto and in conjunction with any other documents that are deemed to be incorporated herein by reference (see the section of this Programme Memorandum headed “Documents Incorporated by Reference”) and, in relation to any Tranche of Preferred Shares, should be read and construed together with the Applicable Pricing Supplement. This Programme Memorandum shall be read and construed on the basis that such documents are incorporated into and form part of this Programme Memorandum.

No person has been authorised by the Issuer to give any information or make any representation not contained in or which is inconsistent with this Programme Memorandum or any other information supplied in connection with the Programme and, if given or made, such information or representation must not be relied upon as having been authorised by the Issuer, the Arranger, the Dealer(s) or the other professional advisers. Nevertheless, if any such information is given or representation made, it must not be relied upon as having been authorised by the Issuer, the Arranger or the Dealer(s), or any of their respective Subsidiaries or holding companies or any Subsidiary of their respective holding companies (Affiliates) or professional advisers. Neither the delivery of this Programme Memorandum nor any offer, sale, allotment or solicitation made in connection with the offering of the Preferred Shares shall, in any circumstances, create any implication or constitute a representation that there has been no change in the affairs of the Issuer since the date hereof or that the information contained in this Programme Memorandum is correct at any time subsequent to the Programme Date.

Neither the Arranger, the Dealer(s) nor any other professional advisers accept any liability in relation to the information contained in this Programme Memorandum or any other information provided by the Issuer in connection with the Programme. Neither the Arranger, the Dealer(s) nor any other professional advisers have separately verified the information contained in this Programme Memorandum. Accordingly, none of the Arranger, the Dealer(s) nor any of their respective Affiliates or professional advisers make any representation, express or implied, or accept any responsibility, with respect to the accuracy or completeness of any of the information in this Programme Memorandum or any other information supplied in connection with the Programme. Each person receiving this Programme Memorandum acknowledges that such person has not relied on the Arranger, the Dealer(s), or any of their Affiliates or professional advisers, in connection with its investigation of the accuracy of such information or its investment decision.

The delivery of this Programme Memorandum does not at any time imply that the information contained herein concerning the Issuer is correct at any time subsequent to the Programme Date or that any other financial statements or other information supplied in connection with the Programme is correct as at any time subsequent to the date indicated in the document containing the same. Investors should review, among others, the most recent financial statements of the Issuer when deciding whether to subscribe for and/ or purchase any Preferred Shares.

Neither this Programme Memorandum nor any other information supplied in connection with the Preferred Shares is intended to provide the basis of any credit or other evaluation, or should be considered as a recommendation by the Issuer, the Arranger or the Dealer(s) that any recipient of this Programme Memorandum, or any other information supplied in connection with the Programme, should subscribe for or purchase any Preferred Shares.

Each person contemplating making an investment in the Preferred Shares must make its own investigation and analysis of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Issuer, and its own determination of the suitability of any such investment, with particular reference to its own investment objectives and experience, and any other factors which may be relevant to it in connection with such investment. None of the Arranger or the Dealer(s) undertake to review the financial condition or affairs of the Issuer or to advise any investor or potential investor in the Preferred Shares of any information coming to the attention of the Arranger or the Dealer(s).

The obligations under the Preferred Shares will be obligations of the Issuer. The obligations under the Preferred Shares will not be obligations of, or the responsibility of, or guaranteed by the Arranger or the Dealer(s). No liability whatsoever in respect of any failure by the Issuer to pay any amount due under the Preferred Shares shall be accepted by the Arranger or the Dealer(s).

None of the Issuer, the Arranger or the Dealer(s) make any representation or warranties as to the settlement procedures of the CSD.

This Programme Memorandum does not constitute an offer or an invitation by or on behalf of the Issuer, the Arranger, the Dealer(s) or to any person to subscribe for or purchase any of the Preferred Shares.

The distribution of this Programme Memorandum and any Applicable Pricing Supplement, and the issue, sale or offering of the Preferred Shares may be restricted by law in certain jurisdictions. No representation is made by the Issuer, the Arranger or the Dealer(s) that this Programme Memorandum may be lawfully distributed, or that the Preferred Shares may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder and none of them assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the Issuer, the Arranger or the Dealer(s) which would permit a public offering of the Preferred Shares or distribution of this Programme Memorandum in any jurisdiction where action for that purpose is required. Accordingly, the Preferred Shares may not be offered or sold, directly or indirectly, and neither this Programme Memorandum, any Applicable Pricing Supplement nor any advertisement or other offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any Applicable Laws. Persons into whose possession this Programme Memorandum and/or any Applicable Pricing Supplement come are required by the Issuer, the Arranger and the Dealer(s) to inform themselves about and to observe any such restrictions. In particular, there are restrictions on the distribution of this Programme Memorandum and the offer or sale of Preferred Shares in the Isle of Man and South Africa and certain other jurisdictions. The Preferred Shares have not been and will not be registered under the United States Securities Act of 1933, as amended. Subject to certain exceptions, Preferred Shares may not be offered, sold or delivered within the United States or to any U.S. persons. For a more complete description of certain restrictions on the offering, sale and delivery of Preferred Shares and distribution of this Programme Memorandum, see the section of this Programme Memorandum headed “Subscription and Sale” below.

The terms of this Programme Memorandum, if sent to persons resident in jurisdictions outside of South Africa, may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves about and observe any applicable legal requirements in any such jurisdiction. It is the responsibility of any such person wishing to subscribe for or purchase the Preferred Shares to satisfy itself as to the full observance of the laws of the relevant jurisdiction. If and to the extent that any offer of Preferred Shares under the Programme is illegal in any jurisdiction, it is not and will not be made in such jurisdiction and this Programme Memorandum is sent to persons in such jurisdiction for information purposes only.

In addition, in the ordinary course of its business activities, any Dealer and its Affiliates may make loans or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such loans, investments and securities activities may involve securities and/or instruments of the Issuer or its Affiliates (including the Preferred Shares). Each Dealer and its Affiliates may hedge their credit exposure to the Issuer or its respective Affiliates in a manner consistent with their customary risk management policies.

In connection with the issue and distribution of any Tranche of Preferred Shares under the Programme, the relevant Dealer(s), if any, that is specified in the Applicable Pricing Supplement as the Stabilising Manager (or any Person acting for the Stabilising Manager) may, if specified in that Applicable Pricing Supplement, over-allot or effect transactions with a view to supporting and maintaining the market price of the Preferred Shares at a level higher than that which might otherwise prevail for a limited period. However, there may be no obligation on the Stabilising Manager (or any agent of the Stabilising Manager) to do this. Such stabilising, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Such stabilising shall be in compliance with all Applicable Laws, regulations and rules.

Where any term is defined within the context of any particular clause or section in this Programme Memorandum, the term so defined, unless it is clear from the clause or section in question that the terms defined has limited application to the relevant clause or section, shall bear the meaning ascribed to it for all purposes in this Programme Memorandum, unless qualified by the terms and conditions of any particular Tranche of Preferred Shares as set out in the Applicable Pricing Supplement, or unless the context otherwise requires.

DOCUMENTS INCORPORATED BY REFERENCE

Capitalised terms used in this section headed “Documents Incorporated by Reference” shall bear the same meanings as used in the Preferred Share Terms and Conditions, except to the extent that they are separately defined in this section or this is clearly inappropriate from the context.

The following documents shall be deemed to be incorporated in, and to form part of, this Programme Memorandum:

(a)	all amendments and supplements to this Programme Memorandum prepared by the Issuer from time to time;

(b)	each Applicable Pricing Supplement relating to any Tranche of Preferred Shares issued and outstanding under the Programme;

(c)	the constitutional documents of the Issuer, including its Articles of Association, as amended or restated from time to time;

(d)	as at the Programme Date, the information statement dated 1 August 2025, together with any future information statement, as and when such information statement becomes available (the Information Statement);

(e)	as at the Programme Date, the Issuer’s published audited annual financial statements prepared in terms of IFRS, together with such statements, reports and the notes attached to or intended to be read with such financial statements of the Issuer for the financial years ended 30 June 2022, 30 June 2023 and 30 June 2024, as well as the published audited annual financial statements, and notes thereto, of the Issuer in respect of further financial years, as and when such published audited financial statements become available; and

(f)	as at the Programme Date, the unaudited interim financial statements of the Issuer, together with such statements, reports and notes attached thereto or intended to be read with such unaudited interim financial statements, for the period ended 31 March 2025 and the unaudited interim financial statements, and notes thereto, in respect of further financial years, as and when such unaudited interim financial statements become available, save that any statement contained in this Programme Memorandum or in any of the documents incorporated by reference in and forming part of this Programme Memorandum shall be deemed to be modified or superseded for purposes of this Programme Memorandum to the extent that a statement contained in any document subsequently incorporated by reference modifies or supersedes such earlier statement (whether expressly, by implication or otherwise).

The Issuer will provide at its registered office as set out at the end of this Programme Memorandum, without charge, upon request of a person, a copy of this Programme Memorandum and any amendments and/or supplements thereto, the Applicable Pricing Supplements relating to any issue of any Tranche of Preferred Shares issued and outstanding under the Programme, the constitutional documents of the Issuer, and any or all of the documents which are incorporated herein by reference, unless such documents have been modified or superseded in which case the modified or superseding documents will be provided. Requests for the documents should be directed to the Issuer at its registered office as set out at the end of this Programme Memorandum.

This Programme Memorandum, and those documents listed in items (a) to (f) above, unless such documents have been modified or superseded, in which case the modified or superseding documents, are also available on the Issuer’s website at https://primekapital.com/pk-investments/.

The Issuer will review this Programme Memorandum or any supplement to this Programme Memorandum on an annual basis to consider if any information contained in relation to the Issuer, specifically excluding the Preferred Share Terms and Conditions, is outdated in a material respect.

If such information is deemed by the Issuer to be outdated, the Issuer shall update this Programme Memorandum or any supplement to this Programme Memorandum. The Issuer will notify the Preferred Shareholders that the updated Programme Memorandum or any supplement to this Programme Memorandum will be available for inspection on the relevant website, and include a link to the website.

The Issuer will publish a new Programme Memorandum or a supplement to this Programme Memorandum, as the case may be, if:

(a)	a material change in the condition (financial or otherwise) of the Issuer occurs, which is material in the context of the Preferred Shares so listed and the Issuer’s payment obligations thereunder; or

(b)	a material event has occurred which affects any matter contained in this Programme Memorandum, the disclosure of which would reasonably be required by the holders of Preferred Shares and/or potential investors in the Preferred Shares; or

(c)	any of the information contained in this Programme Memorandum becomes outdated in a material respect; or

(d)	this Programme Memorandum no longer contains all the materially correct information required by the Applicable Procedures,

provided that, in the circumstances set out in paragraphs (c) and (d) above, no new Programme Memorandum or supplement to this Programme Memorandum, as the case may be, is required in respect of the Issuer’s audited annual financial statements if such audited annual financial statements are incorporated by reference into this Programme Memorandum and such audited annual financial statements are published within three months after the financial year end of the Issuer.

The Issuer will notify the Preferred Shareholders when the Issuer’s audited annual financial statements are available.

GENERAL DESCRIPTION OF THE PROGRAMME

Capitalised terms used in this section headed “General Description of the Programme” shall bear the same meanings as used in the Preferred Share Terms and Conditions, except to the extent that they are separately defined in this section or it is clearly inappropriate from the context.

Under the Programme, the Issuer may from time to time issue Preferred Shares provided that the aggregate outstanding amount of all of the Preferred Shares issued under the Programme from time to time does not exceed the Programme Amount. The applicable terms of any Preferred Shares are set out in the Preferred Share Terms and Conditions, as modified and supplemented by the Applicable Pricing Supplement relating to any Tranche of Preferred Shares issued under the Programme. A summary of the Programme and the Preferred Share Terms and Conditions appears in the section of this Programme Memorandum headed “Summary of the Programme”.

Preferred Shares will not be listed on any Financial Exchange. Only Unlisted Preferred Shares will be issued under the Programme.

As at the Programme Date, the Programme Amount is EUR1,000,000,000. This Programme Memorandum will only apply to Preferred Shares issued under the Programme in an aggregate amount which do not exceed the Programme Amount, unless such amount is increased as set out below.

The Issuer may wish to increase the Programme Amount from time to time. Subject to the Applicable Procedures, all Applicable Laws and the Programme Agreement, the Issuer may, without the consent of the Preferred Shareholders, increase the Programme Amount by delivering notice thereof to (i) the Preferred Shareholders; (ii) the Transfer, Paying, Settlement and Calculation Agents; (iii) the Arranger; and (iv) the Dealer(s) in accordance with the Preferred Share Terms and Conditions and the Applicable Procedures. Upon such notices being given, all references in this Programme Memorandum or any other agreement, deed or document in relation to the Programme and the Programme Amount, shall be, and shall be deemed to be, references to the increased Programme Amount.

Investing in the Preferred Shares involves certain risks (see the section of this Programme Memorandum headed “Investor Considerations/Risk Factors”).

The “Summary of the Programme” and the “Preferred Share Terms and Conditions” appear below.

INVESTOR CONSIDERATIONS/RISK FACTORS

All information pertaining to Investor Considerations/Risk Factors, as set out in the Information Statement, as amended and updated from time to time, is incorporated by reference in, and forms part of this Programme Memorandum, and is available on the Issuer’s website at https://primekapital.com/pk-investments/.

SUMMARY OF THE PROGRAMME

Capitalised terms used in this section headed “Summary of the Programme” shall bear the same meanings as used in the Preferred Share Terms and Conditions, except to the extent that they are separately defined in this section or it is clearly inappropriate from the context.

The applicable terms of any Preferred Shares are set out in the Preferred Share Terms and Conditions, as modified and supplemented by the Applicable Pricing Supplement relating to any Tranche of Preferred Shares issued under the Programme.

A summary of the Programme and the Preferred Share Terms and Conditions appears in this section of the Programme Memorandum headed “Summary of the Programme”.

The information set out below is a brief summary of certain aspects of the Programme. This summary should be read in conjunction with, and is qualified in its entirety by, the remainder of this Programme Memorandum and, in relation to any particular Tranche of Preferred Shares, the Applicable Pricing Supplement.

Parties
Issuer	PK Investments Limited, registration number 014469V, a limited liability company duly incorporated in accordance with the laws of the Isle of Man, with its date of registration being 17 February 2017.
Arranger	PSG Capital Proprietary Limited, registration number 2006/015817/07, a limited liability private company duly incorporated in South Africa (PSG Capital), and/or such other person(s) appointed by the Issuer from time to time in terms of the Programme Agreement, which appointment may be for a specific issue or on an on-going basis.
Auditor	PricewaterhouseCoopers LLC, registration number 000934L or such other auditor (or firm of auditors) as may be appointed by the Issuer from time to time.
Calculation Agent	PK Investments Limited, or, in relation to any particular Tranche or Class of Preferred Shares, such other person(s) appointed by the Issuer as specified in the Applicable Pricing Supplement.
CSD	Strate Proprietary Limited, registration number 1998/022242/07, a private company with limited liability duly incorporated in accordance with the company laws of South Africa and licensed as a central securities depository in terms of the SA Financial Markets Act or such additional, alternative or successor central securities depository as may be agreed between the Issuer and the relevant Dealer(s), in terms of the SA Financial Markets Act.
CTSE	Cape Town Stock Exchange Proprietary Limited, registration number 2013/031754/07, a private company duly incorporated in accordance with company laws of South Africa and licensed financial exchange in terms of the SA Financial Markets Act, or any exchange which operates as a successor exchange to the JSE.
Dealer(s)	PSG Capital, PK Investments Limited and/or such other person(s) appointed by the Issuer from time to time in terms of the Programme Agreement, which appointment may be for a specific issue or on an on-going basis.
Paying Agent	FirstRand Bank Limited (acting through its Rand Merchant Bank division), registration number 1929/001225/06, a public company duly incorporated in accordance with the laws of South Africa (RMB) or such other person(s) appointed by the Issuer from time to time, as specified in the Applicable Pricing Supplement.
Preferred Shareholders	The holders of Preferred Shares as recorded in the Register.
Settlement Agent	RMB and/or such other person(s) appointed by the Issuer from time to time, as specified in each Applicable Pricing Supplement.
Strate Issuer Agent	RMB or such other entity as may be appointed as Strate Issuer Agent by the Issuer from time to time pursuant to the debt instrument solution system of the CSD, in which event that other entity will act as Strate Issuer Agent, as specified in the Applicable Pricing Supplement

Transfer Agent	CTSE Registry Services Proprietary Limited, registration number 2016/396777/07, a private company duly incorporated in accordance with the laws of South Africa, or such other person with whom the Issuer enters into an agreement in terms of the which such person agrees to provide registry services to the Issuer
Programme Description
Description of the Programme	PK Investments Limited EUR1,000,000,000 Preferred Share Programme.
Size of the Programme	The Programme Amount will not exceed EUR1,000,000,000. The Issuer may, without the consent of Preferred Shareholders, increase the Programme Amount in accordance with the Programme Agreement, Applicable Laws and subject to any required regulatory approvals. The Programme Amount at the time of the issue of any Tranche of Preferred Shares will be set out in each Applicable Pricing Supplement.
Listing	Preferred Shares have not been registered with any Financial Exchange. Unlisted Preferred Shares will be issued under the Programme, which will not be regulated by any Financial Exchange(s).
Credit Rating	As at the Programme Date, the Issuer and the Programme are not rated. Tranches of Preferred Shares issued under the Programme may, on or before the Issue Date, be rated by a Rating Agency and, if so, this Credit Rating will be available on the Issuer’s website and contained in the Applicable Pricing Supplement. Unrated Tranches of Preferred Shares may also be issued. Each Applicable Pricing Supplement will reflect the Credit Rating which has been assigned to the Issuer and/or a Tranche of Preferred Shares, as well as the Rating Agency(s) which assigned such Credit Rating(s) and the date on which such Credit Rating was assigned. Any changes to the Credit Rating of the Issuer and/or a Tranche of Preferred Shares, as well as any changes to the Rating Agency(s) which assigned such Credit Rating(s), will be notified to the Preferred Shareholders in accordance with the Preferred Share Terms and Conditions.
Preferred Shares	The description of, and terms and conditions applicable to, Preferred Shares other than those specifically described in this Programme Memorandum will be set out in each Applicable Pricing Supplement.
Subject to each Applicable Pricing Supplement, Preferred Shares shall be redeemable preferred shares.
Preferred Shares will bear the characteristics described under “Status of Preferred Shares” below. Preferred Shares will be issued with a Redemption Date, as specified in the Applicable Pricing Supplement. Preferred Shares may, subject to the Articles of Association, comprise any of the following:
Fixed Rate Preferred Shares: Fixed Rate Preferred Shares will accrue dividends at a fixed rate, as indicated in the Applicable Pricing Supplement, and more fully described in Condition 7.2;
Floating Rate Preferred Shares: Floating Rate Preferred Shares will accrue dividends at a floating rate, as indicated in the Applicable Pricing Supplement, and more fully described in Condition 7.3;
Mixed Rate Preferred Shares: Mixed Rate Preferred Shares will accrue dividends over respective periods at the rates applicable for any combination of Fixed Rate Preferred Shares or Floating Rate Preferred Shares, as indicated in the Applicable Pricing Supplement; or
Other Preferred Shares: terms applicable to Preferred Shares other than those specifically contemplated under this Programme Memorandum will be set out in each Applicable Pricing Supplement.
Form of Preferred Shares	Preferred Shares will be issued in the form described in the section of this Programme Memorandum headed “Form of the Preferred Shares”. Preferred Shares will not be issued in bearer form or in order form. The section of this Programme Memorandum headed “Settlement, Clearing and Transfers of Preferred Shares” describes how Beneficial Interests are created and what the rights of holders of Beneficial Interests are.
Currency	Preferred Shares will be issued in Euro.

Terms and Conditions	The terms and conditions of the Preferred Shares are set out in the section of this Programme Memorandum headed “Preferred Share Terms and Conditions”. The Applicable Pricing Supplement in relation to any Tranche of Preferred Shares may specify other terms and conditions, which are not inconsistent with the general terms and conditions set out or incorporated by reference in the Articles of Association, which shall, to the extent so specified, supplement the Preferred Share Terms and Conditions for the purpose of such Tranche of Preferred Shares.
Issue Price	Preferred Shares will be issued at an issue price as specified in the Applicable Pricing Supplement.
Denomination of Preferred Shares	Preferred Shares will be issued in such denominations as will be specified in the Applicable Pricing Supplement.
Maturities	Preferred Shares will be subject to a minimum maturity of three years and one day. The maturity of each Tranche of Preferred Shares will be specified in the Applicable Pricing Supplement.
Dividend Rate and Dividend Payment Dates	If applicable, the Dividend Rate and Dividend Payment Dates in respect of each Tranche of Preferred Shares will be specified in the Applicable Pricing Supplement.
Emigrant’s Capital Account	Rand held in an emigrant’s capital account may be used for the subscription for or purchase of Preferred Shares, subject to the Exchange Control Regulations.
Redemption	Preferred Shares may be redeemed before their stated maturity at the option of the Issuer, if so specified in the Applicable Pricing Supplement, or following a Redemption Event.
The following provisions may apply:
Final Redemption: Unless previously redeemed or purchased and cancelled and subject to the Issuer satisfying the solvency test set out in section 49 of the IoM Companies Act and any other requirements of that Act, a Tranche of Preferred Shares will be redeemed by the Issuer, on the Final Redemption Date, at its Issue Price or at such other Final Redemption Amount as specified in the Applicable Pricing Supplement.
Early Redemption at the option of the Issuer: If specified as being applicable in the Applicable Pricing Supplement, the Issuer may, having given not less than 10 Business Days’ revocable notice to the Preferred Shareholders in accordance with Condition 13, and having complied with the Applicable Procedures, redeem the Preferred Shares in whole, or, if so specified in the Applicable Pricing Supplement, in part, on the Early Redemption Dates, in accordance with Condition 8.2.
Early Redemption following a Redemption Event: Upon the occurrence of a Redemption Event and receipt by the Issuer of a Special Resolution of Preferred Shareholders, all of the Preferred Shares shall become forthwith redeemable in accordance with Condition 8.4.
Status of the Preferred Shares	Each Preferred Share will, unless specified otherwise in the Applicable Pricing Supplement, rank in regard to the payment of dividends and a return of capital on the winding-up of the Issuer equally among themselves, and senior to the Ordinary Shares.
Tax Status	A summary of applicable current South African and Isle of Man tax legislation in respect of the Preferred Shares as at the Programme Date appears in the section of this Programme Memorandum headed “Taxation”. The section does not constitute tax advice and potential investors in the Preferred Shares should, before making an investment in the Preferred Shares, consult their own professional advisers as to the potential tax consequences of, and their tax positions in respect of, an investment in the Preferred Shares.
Governing Law	The Preferred Share Terms and Conditions and Preferred Shares will be governed by, and construed in accordance with, the laws of the Isle of Man.
Distribution	Preferred Shares may be offered by way of private placement or any other means permitted by Applicable Law, as determined by the Issuer and reflected in the Applicable Pricing Supplement.

Method of Transfer	The method of transfer of the Preferred Shares is by (i) transfer of Preferred Shares through the Register; or (ii) electronic book entry in the securities accounts of the Participants or the CSD, as the case may be, for transfers of Beneficial Interests in the Preferred Shares, in all cases subject to the restrictions described in this Programme Memorandum. The Preferred Shares will be fully paid up on the Issue Date and freely transferable.
Register	The Register to be maintained in accordance with the Preferred Share Terms and Conditions, the IoM Companies Act and the Articles of Association.
Selling Restrictions	The distribution of this Programme Memorandum and any offering or sale of a particular Tranche of Preferred Shares may be restricted by law in certain jurisdictions, and are restricted by law in, amongst others, the Isle of Man and South Africa. Any relevant selling restrictions and other restrictions as may be required to be met in relation to an offering or sale of a particular Tranche of Preferred Shares shall be included in the Applicable Pricing Supplement. Persons who come into possession of this Programme Memorandum or any Applicable Pricing Supplement must inform themselves about and observe such restrictions.
Settlement	Preferred Shares will be cleared and settled in accordance with the Applicable Procedures. Uncertificated Preferred Shares have been accepted for clearance by the Participants through the CSD and may be accepted for clearing through any additional clearing system as may be agreed. As of the Programme Date, the Participants are Absa Bank Limited, Citibank N.A., South Africa Branch, FirstRand Bank Limited, Nedbank Limited, The Standard Bank of South Africa Limited, Standard Chartered Bank, Johannesburg Branch, JSE Investor Services Limited and Computershare Investor Services Proprietary Limited.
Use of Proceeds	The Issuer will use the issue proceeds of the Preferred Shares as described in the Applicable Pricing Supplement.

FORM OF THE PREFERRED SHARES

Capitalised terms used in this section entitled “Form of Preferred Shares” shall bear the same meanings as used in the Preferred Share Terms and Conditions, except to the extent that they are separately defined in this section or this is clearly inappropriate from the context.

Each Tranche of Preferred Shares will be issued on an unlisted basis, subject to any Applicable Laws, and will not be admitted to trading on any Financial Exchange.

Each Tranche of Preferred Shares will be issued in the form of registered Preferred Shares in accordance with the Preferred Share Terms and Conditions and represented by (i) Certificates; or (ii) no Certificates, if issued in uncertificated form in terms of section 33 of the SA Financial Markets Act.

The Issuer will record in the Register, the total number of the Preferred Shares issued by it. The Issuer shall regard the Register as the conclusive record of title to the Preferred Shares.

Preferred Shares issued in uncertificated form

The Issuer will, subject to Applicable Laws, issue the Preferred Shares in uncertificated form to be held in the CSD.

Preferred Shares issued in uncertificated form will not be represented by any Certificate or written instrument.

All transactions in uncertificated securities as contemplated in the SA Financial Markets Act will be cleared and settled in accordance with the Applicable Procedures. All the provisions relating to Beneficial Interests in the Preferred Shares held in the CSD will apply to Preferred Shares issued in uncertificated form.

Beneficial Interests in Preferred Shares held in the CSD

The CSD and Participants will maintain records of the Beneficial Interests in Preferred Shares held in the CSD.

The CSD will hold each Tranche of Preferred Shares issued in uncertificated form, subject to the SA Financial Markets Act and the Applicable Procedures.

Accordingly, and except where the contrary is provided in the Preferred Share Terms and Conditions, all amounts to be paid in respect of the Preferred Shares issued in uncertificated form and held in the CSD will be paid to the CSD pursuant to the Applicable Procedures, and all rights to be exercised in respect of the Preferred Shares issued in uncertificated form and held in the CSD may be exercised only in accordance with the Applicable Procedures.

While a Tranche of Preferred Shares is held in its entirety in the CSD, the Nominee will be named in the Register as the sole holder of the Preferred Shares in that Tranche.

The CSD maintains central securities accounts only for Participants.

Beneficial Interests which are held by Participants will be held directly through the CSD, and the CSD will hold such Beneficial Interests, on behalf of such Participants, through the central securities accounts maintained by the CSD for such Participants.

The Participants are in turn required to maintain securities accounts for their clients. Beneficial Interests which are held by clients of Participants will be held indirectly through such Participants, and such Participants will hold such Beneficial Interests, on behalf of such clients, through the securities accounts maintained by such Participants for such clients. The clients of Participants may include the holders of Beneficial Interests in the Preferred Shares or their custodians. The clients of Participants, as the holders of Beneficial Interests or as custodians for such holders, may exercise their rights in respect of the Preferred Shares held by them in the CSD only through their Participants.

Euroclear Bank S.A./N.V. as operator of the Euroclear System and Clearstream Banking S.A. may hold Preferred Shares through their Participants.

In relation to each person shown in the records of the CSD or the relevant Participant, as the case may be, as the holder of a Beneficial Interest in Preferred Shares, a certificate or other document issued by the CSD or the relevant Participant, as the case may be, as to the number of such Preferred Shares standing to the credit of the account of such person shall be prima facie proof of such Beneficial Interest. The Nominee (as the registered holder of such Preferred Shares named in the Register) will be treated by the Issuer, the Paying Agent, the Transfer Agent and the relevant Participant as the holder of such Preferred Shares for all purposes.

Transfers of Beneficial Interests in the CSD to and from clients of the Participants occur by electronic book entry in the central securities accounts of the clients of the Participants. Transfers among Participants of Preferred Shares held in the CSD system occur through electronic book entry in the Participants’ central security accounts with the CSD. Beneficial Interests may be transferred only in accordance with the Preferred Share Terms and Conditions and the Applicable Procedures. Holders of Beneficial Interests vote in accordance with the Applicable Procedures. Holders of Beneficial Interests in Preferred Shares must exercise their respective rights to vote through their respective Participants. The respective Participants will vote in accordance with the respective instructions conveyed to them by the respective holders of Beneficial Interests in Preferred Shares, in accordance the Applicable Procedures.

Certificates

A holder of a Beneficial Interest shall only be entitled to exchange such Beneficial Interest for Preferred Shares represented by a Certificate.

Title to Preferred Shares represented by Certificates will pass upon registration of transfer in accordance with Condition 5.1.1.

The Preferred Shares represented by Certificates will be registered in the name of the individual holders in the Register. Preferred Shares represented by Certificates may be transferred only in accordance with the Preferred Share Terms and Conditions.

The Issuer, the Paying Agent and the Transfer Agent shall regard the Register as the conclusive record of title to the Preferred Shares represented by Certificates.

Payments of all amounts due and payable in respect of Preferred Shares represented by Certificates will be made in accordance with Condition 9 to the person reflected as the registered holder of such Certificates in the Register on the Record Date and the payment obligation of the Issuer will be discharged by proper payment to, or to the order of, the registered holder of the Certificate in respect of each amount so paid.

Other Preferred Shares

The Issuer may, without the consent of the respective holders of any Preferred Shares, agree with any Dealer appointed in relation to the relevant Tranche of Preferred Shares that such Tranche of Preferred Shares be issued in a form not contemplated by the Preferred Share Terms and Conditions, in which case a supplement to this Programme Memorandum or the Applicable Pricing Supplement, if appropriate, will be issued which will describe the effect of the agreement reached in relation to such Tranche of Preferred Shares. For the avoidance of doubt, no such agreement or supplement may provide for any listing of the Preferred Shares on any Financial Exchange.

PRO FORMA APPLICABLE PRICING SUPPLEMENT

Set out below is the form of Applicable Pricing Supplement, which will be completed for each Tranche of Preferred Shares issued under the Programme:

PK INVESTMENTS LIMITED

(incorporated in the Isle of Man under registration number 014469V)

Issue of EUR[●],000,000 [Title of Preferred Shares]

Under its EUR1,000,000,000 Preferred Share Programme

This Applicable Pricing Supplement must be read in conjunction with the Programme Memorandum prepared by the Issuer dated [●] 2025, as may be amended, varied, restated, novated or supplemented from time to time (the Programme Memorandum) and the general preferences, rights, limitations and other terms attaching to each Preferred Share, as set out or incorporated by reference in the Articles of Association.

References in this Applicable Pricing Supplement to the General Preferred Share Terms are to the section of the Programme Memorandum headed “Preferred Share Terms and Conditions” (General Preferred Share Terms). References to any Condition in this Applicable Pricing Supplement are to that Condition of the General Preferred Share Terms.

Any capitalised terms not defined in this Applicable Pricing Supplement shall have the meanings ascribed to them in the General Preferred Share Terms.

This document constitutes the Applicable Pricing Supplement relating to the issue of the Preferred Shares described herein.

This Applicable Pricing Supplement may specify other terms and conditions, which are not inconsistent with the General Preferred Share Terms, which shall, to the extent so specified supplement the General Preferred Share Terms for the purpose of such Tranche of Preferred Shares.

To the extent that there is any conflict or inconsistency between the contents of this Applicable Pricing Supplement and the Programme Memorandum, the provisions of the Applicable Pricing Supplement shall prevail.

PARTIES
1.	Issuer	PK Investments Limited
	Registered Office	Part of the Second Floor, Exchange House, 54-62 Athol Street, Douglas, Isle of Man IM1 1JD
2.	Dealer	[ ]
	Specified Address	[ ]
3.	Managers	[ ]
	Specified Address	[ ]
4.	Paying Agent	[ ]
	Specified Address	[ ]
5.	Calculation Agent	[ ]
	Specified Address	[ ]
6.	Transfer Agent	[ ]
	Specified Address	[ ]

7.	Strate Issuer Agent	[ ]
	Specified Address	[ ]
8.	Settlement Agent	[ ]
	Specified Address	[ ]
DESCRIPTION OF THE PREFERRED SHARES
9.	Status of the Preferred Shares	Redeemable Preferred Shares
10.	Listed/Unlisted	Unlisted
11.	Class	[ ]
12.	Tranche number	[ ]
13.	Aggregate Issue Price of this Tranche	[ ]
14.	Number of Preferred Shares	[ ]
15.	Dividend/Payment Basis	[ ]
16.	Issue Date	[ ]
17.	Minimum Aggregate Issue Price per subscriber, acting as principal	[ ]
18.	Issue Price	[ ] per Preferred Share
19.	Dividend Commencement Date	[ ]
20.	Final Redemption Date	[ ] or, if such day is not a Business Day, the Business Day as determined in accordance with the Applicable Business Day Convention and the Applicable Procedures
21.	Final Redemption Amount	[ ]
22.	Applicable Business Day Convention	[Business Day convention described in Condition 9.2/ Following Business Day/Modified Following Business Day/ Preceding Business Day/other convention – insert details]
23.	Set out the relevant description of any additional/other Preferred Share Terms and Conditions relating to the Preferred Shares (including additional covenants, if any)	[ ]
FIXED RATE PREFERRED SHARES
24.	Fixed Dividend Rate	[ ]% per annum nacq/nacm/nacs/naca
25.	Dividend Payment Date(s)	[ ] of each calendar year or, if such day is not a Business Day, the Business Day on which the Preferred Dividends will be paid, as determined in accordance with the Applicable Business Day Convention, and the Applicable Procedures
26.	Dividend Compounding Date(s)	[ ]
27.	Dividend Period(s)	[ ]/[Each period commencing on (and including) a Dividend Payment Date and ending on (but excluding) the following Dividend Payment Date, provided that the first Dividend Period will commence on (and include) the Dividend Commencement Date and end on (but exclude) the following Dividend Payment Date (each Dividend Payment Date as adjusted in accordance with the Applicable Business Day Convention)]
28.	Any other items relating to the particular Method of calculating Preferred Dividends	[ ]

FLOATING RATE PREFERRED SHARES
29.	Dividend Rates(s)		[ ]
30.	Dividend Payment Date(s)		[ ] of each calendar year or, if such day is not a Business Day, the Business Day on which the Preferred Dividends will be paid, as determined in accordance with the Applicable Business Day Convention, and subject to the Applicable Procedures
31.	Dividend Compounding Date(s)		[ ] of each calendar year or, if such day is not a Business Day, the Business Day on which the Preferred Dividends will be paid, as determined in accordance with the Applicable Business Day Convention, and subject to the Applicable Procedures
32.	Dividend Period(s)		[ ]/[Each period commencing on (and including) a Dividend Payment Date and ending on (but excluding) the following Dividend Payment Date, provided that the first Dividend Period will commence on (and include) the Dividend Commencement Date and end on (but exclude) the following Dividend Payment Date (each Dividend Payment Date as adjusted in accordance with the Applicable Business Day Convention)]
33.	Manner in which the Dividend Rate is to be determined		[Screen Rate Determination/other (insert details)]
34.	Margin/Spread for the Dividend Rate		[(+/-)[ ]% per annum to be added to/subtracted from the relevant Reference Rate]
35.	Minimum Dividend Rate		[ ]%
36.	Maximum Dividend Rate		[ ]%
37.	If ISDA Determination
	a)	Floating Rate (including relevant period)	[ ]
	b)	Floating Rate Option	[ ]
	c)	Reset Date(s)	[ ]
	d)	ISDA definitions to apply	[ ]
38.	If Screen Determination
	a)	Reference Rate (including relevant period by reference to which the Dividend Rate is to be calculated)	[e.g. Prime Rate]
	b)	Dividend Rate Determination Date(s)	[The first Business Day of each Dividend Period]
	c)	Relevant Screen page and Reference Code	[ ]
	d)	Relevant Time	[ ]
39.	If Dividend Rate to be calculated otherwise than by reference to Screen Rate Determination, insert basis for determining Dividend Rate/Margin/Fall back provisions		[ ]
40.	Any other terms relating to the particular method of calculating Preferred Dividends		[ ]
MIXED RATE PREFERRED SHARES
41.	Period(s) during which the Dividend Rate for the Mixed Rate Preferred Shares will be (as applicable):
	a)	Fixed Rate Preferred Shares	[ ]
	b)	Floating Rate Preferred Shares	[ ]
	c)	Other Preferred Shares	[ ]
42.	The Dividend Rate and other pertinent details are set out under the headings relating to the applicable forms of Preferred Shares

OTHER PREFERRED SHARES
43.	If the Preferred Shares are not Fixed Rate Preferred Shares, Floating Rate Preferred Shares or Mixed Rate Preferred Shares or if the Preferred Shares are a combination of the above and some other Preferred Shares, set out the relevant description of any additional Preferred Share Terms and Conditions relating to such Preferred Shares	[ ]
PROVISIONS REGARDING REDEMPTION
44.	Early Redemption Amount and method, if any, of calculation of such amount	[As per Condition 8.5]
GENERAL
45.	International Securities Identification Number (ISIN)	[ ]
46.	Stock Code	[ ]
47.	Method of distribution	[ ]
48.	Credit Rating assigned to the Issuer/the Programme/ this Tranche of Preferred Shares (if any), and date of such Credit Rating	[ ]
49.	Rating Agency (if any)	[ ]
50.	Governing Law	Isle of Man
51.	Last Day to Trade	17h00 on the day that is three Business Days before the Record Date
52.	Record Date	The date on which the holdings of Preferred Shares, upon which the Event entitlement is based, is ascertained, being the Friday immediately prior to each Event, or if such Friday is not a Business Day, the last Business Day of the week preceding the Event.
53.	Programme Amount	EUR[●],000,000,000
54.	Aggregate Issue Price of all Preferred Shares in issue on the Issue Date of this Tranche	EUR[●], excluding this Tranche of Preferred Shares and any other Tranche(s) of Preferred Shares to be issued on the Issue Date
55.	Use of proceeds	[General corporate purposes]/[ ]
56.	Additional Redemption Events	[ ]
57.	Exchange Control Approval	[ ]
58.	Other provisions	[ ]

Responsibility:

The Issuer certifies that to the best of its knowledge and belief there are no facts that have been omitted from the Programme Memorandum or this Applicable Pricing Supplement which would make any statement false or misleading and that all reasonable enquiries to ascertain such facts have been made and that this Applicable Pricing Supplement contains all information required by Applicable Laws. The Issuer accepts full responsibility for the accuracy of the information contained in the Programme Memorandum, this Applicable Pricing Supplement and all documents incorporated by reference (see section of the Programme Memorandum headed “Documents Incorporated by Reference”).

Programme Amount:

As at the date of this Applicable Pricing Supplement the Issuer confirms that the authorised Programme Amount of EUR[●],000,000 has not been exceeded.

SIGNED at ______________________________ on this _________________ day of __________________________________________ 2025

For and on behalf of

PK Investments Limited

Name:	Timothy Mark Callister	Name:	Monika Zoradova
Capacity:	Director	Capacity:	Director
Who warrants their authority hereto		Who warrants their authority hereto

PREFERRED SHARE TERMS AND CONDITIONS

The following are the General Preferred Share Terms attaching to each Preferred Share, as set out or incorporated by reference in the Articles of Association, which will be supplemented, in respect of each Tranche of Preferred Shares to be issued by the Issuer, by the Applicable Pricing Supplement. The Applicable Pricing Supplement in relation to any Tranche of Preferred Shares may specify further terms and conditions, which are not inconsistent with these General Preferred Share Terms, which shall, to the extent so specified, supplement these General Preferred Share Terms for the purpose of such Tranche of Preferred Shares.

Preferred Shares will be issued in individual Tranches which, together with other Tranches, may form a Class of Preferred Shares. Before the Issuer issues any Tranche of Preferred Shares, the Board will pass a Board Resolution determining the Specific Preferred Share Terms of that Tranche of Preferred Shares; and the Board will also pass the Board Resolution authorising the issue of that Tranche of Preferred Shares; and the Issuer shall complete and sign the Applicable Pricing Supplement, based on the Pro Forma Applicable Pricing Supplement.

To the extent that there is any conflict or inconsistency between the contents of this Programme Memorandum and the Applicable Pricing Supplement, the provisions of the Applicable Pricing Supplement shall prevail.

1.	DEFINITIONS AND INTERPRETATION

1.1	In the Preferred Share Terms and Conditions, unless inconsistent with the context or separately defined in the Applicable Pricing Supplement in a manner not inconsistent with these General Preferred Share Terms, the following expressions shall have the following meanings:

1.1.1	Accrued Preferred Dividends	at any time, any and all Preferred Dividends which have accrued (whether declared or not), but which have not been paid at that time;
1.1.2	Actual Redemption Date	in relation to a Preferred Share, the date upon which that Preferred Share is redeemed in full by the Issuer;
1.1.3	Applicable Business Day Convention	the Business Day convention described in Condition 9.2;
1.1.4	Applicable Laws	in relation to a person, all and any statutes and subordinate legislation, regulations and ordinances, by-laws, judgements and decisions of any competent authority, present or future common law, codes of practice, circulars, guidance notices, judgements and decisions of any competent authority, and other similar provisions, from time to time;
1.1.5	Applicable Pricing Supplement	in relation to a Tranche of Preferred Shares, the pricing supplement completed and signed by the Issuer in relation to the issue of that Tranche of Preferred Shares, setting out such additional and/or other terms and conditions as are applicable to that Tranche of Preferred Shares, based upon the pro forma pricing supplement which is set out in the section of the Programme Memorandum headed “Pro Forma Applicable Pricing Supplement”;
1.1.6	Applicable Procedures	the rules and operating procedures for the time being of the CSD and any Settlement Agent;
1.1.7	Arranger	PSG Capital and/or such other person(s) appointed by the Issuer in terms of the Programme Agreement, which appointment may be for a specific issue or on an on-going basis;
1.1.8	Articles of Association	the Articles of Association of the Issuer, including its annexures and/or schedules;
1.1.9	Authorisation	an authorisation, consent, approval, resolution, licence, permit, exemption, filing, notarisation, lodgement or registration;
1.1.10	Beneficial Interest	in relation to a Tranche of Preferred Shares an interest as co-owner of an undivided interest in a Preferred Share held in uncertificated form in accordance with the SA Financial Markets Act;
1.1.11	Board	the board of directors of the Issuer from time to time;
1.1.12	Board Resolution	in respect of each Tranche of Preferred Shares, a resolution of the Board (i) determining the Specific Preferred Share Terms of that Tranche of Preferred Shares; and (ii) authorising the issue of that Tranche of Preferred Shares;

1.1.13	Business Day	a day (other than a Saturday or Sunday or public holiday) on which commercial banks settle payments in Johannesburg, South Africa;
1.1.14	Calculation Agent	PK Investments Limited or, in relation to any particular Tranche or Class of Preferred Shares, such other person(s) appointed by the Issuer as specified in the Applicable Pricing Supplement;
1.1.15	Certificate	a certificate representing Preferred Shares registered in the name of the relevant Preferred Shareholder;
1.1.16	Class	a Tranche of Preferred Shares, together with any further Tranche or Tranches of Preferred Shares, which are (i) expressed in the Applicable Pricing Supplement to form part of the same Class as another Tranche of Preferred Shares; and (ii) identical in all respects (including as to listing) except for their respective Issue Dates;
1.1.17	Class of Preferred Shareholders	the holders of a Class of Preferred Shares;
1.1.18	Condition	a numbered term or condition of the Preferred Shares forming part of the Preferred Share Terms and Conditions;
1.1.19	Credit Rating	in relation to a Class of Preferred Shares, the Programme or the Issuer, a rating, if any, granted by a Rating Agency, as specified in the Applicable Pricing Supplement;
1.1.20	CSD	Strate Proprietary Limited, registration number 1998/022242/07, a private company with limited liability duly incorporated in accordance with the company and banking laws of South Africa and registered as a central securities depository in terms of the SA Financial Markets Act or such additional, alternative or successor central securities depository as may be agreed between the Issuer and the relevant Dealer(s);
1.1.21	CTSE	Cape Town Stock Exchange Proprietary Limited, registration number 2013/031754/07, a private company duly incorporated in accordance with the company laws of South Africa and a licensed financial exchange in terms of the SA Financial Markets Act, or any exchange which operates as a successor exchange to the CTSE;
1.1.22	CTSE Registry	CTSE Registry Services Proprietary Limited, registration number 2016/396777/07, a private company duly incorporated in accordance with the laws of South Africa;
1.1.23	Dealer(s)	PSG Capital, PK Investments Limited and/or such other person(s) appointed by the Issuer in terms of the Programme Agreement, which appointment may be for a specific issue or on an on-going basis;
1.1.24	Dividend Commencement Date	if applicable, in relation to a Tranche of Preferred Shares, the first date from which Preferred Dividends on such Tranche will accrue, being the Issue Date of that Tranche or such other date as specified in the Applicable Pricing Supplement;
1.1.25	Dividend Compounding Date(s)	if applicable, in relation to a Class of Preferred Shares, the last day of each Dividend Period, unless otherwise specified in the Applicable Pricing Supplement;
1.1.26	Dividend Payment Date(s)	if applicable, in relation to a Class of Preferred Shares, the date(s) specified as such in the Applicable Pricing Supplement;
1.1.27	Dividend Period	if applicable, in relation to a Class of Preferred Shares, each period commencing on (and including) a Dividend Payment Date and ending on (but excluding) the following Dividend Payment Date, provided that the first Dividend Period will commence on (and include) the Dividend Commencement Date and end on (but exclude) the following Dividend Payment Date (each Dividend Payment Date as adjusted in accordance with the Applicable Business Day Convention);
1.1.28	Dividend Rate	if applicable, in relation to a Class of Preferred Shares, the dividend rate(s) specified in the Applicable Pricing Supplement;

1.1.29	Dividend Rate Determination Date	if applicable, in respect of a Class of Preferred Shares, the date(s) specified in the Applicable Pricing Supplement;
1.1.30	Early Redemption	in relation to a Class of Preferred Shares, has the meaning specified in the Applicable Pricing Supplement (as applicable);
1.1.31	Early Redemption Amount	the Early Redemption Amount as calculated in the Applicable Pricing Supplement;
1.1.32	Early Redemption Date	in relation to a Class of Preferred Shares, the date of the Early Redemption of the applicable Preferred Shares;
1.1.33	EUR	Euro, the lawful currency of the member states of the European Union that have adopted the single currency in accordance with the Treaty on the Functioning of the European Union;
1.1.34	Event	an action taken by the Issuer or any other person which affects the Preferred Shareholders in terms of entitlements or notifications;
1.1.35	Final Redemption Amount	in relation to a Class of Preferred Shares, the amount payable in respect of each Preferred Share in the Class (other than in relation to any Accrued Preferred Dividends) upon final redemption thereof, as specified in the Applicable Pricing Supplement;
1.1.36	Final Redemption Date	in relation to a Class of Preferred Shares, the final date upon which the Preferred Shares are to be redeemed, as specified in the Applicable Pricing Supplement;
1.1.37	Financial Exchange	the JSE, CTSE and/or such other or further financial exchange(s) as may be selected by the Issuer and the relevant Dealer, subject to Applicable Law;
1.1.38	Fixed Rate Preferred Shares	Preferred Shares which will bear dividends at a fixed Dividend Rate, as specified in the Applicable Pricing Supplement and more fully described in Condition 7.2;
1.1.39	Floating Rate Preferred Shares	Preferred Shares which will bear dividends at a floating Dividend Rate, as specified in the Applicable Pricing Supplement and more fully described in Condition 7.3;
1.1.40	General Preferred Share Terms	the preferences, rights, limitations and other terms attaching to each Preferred Share, as set out herein;
1.1.41	IASB	the International Accounting Standards Board;
1.1.42	IFRS	the international financial reporting standards issued by the IASB and interpretations issued by the Financial Reporting Interpretations Committee of the IASB (as amended or reissued from time to time);
1.1.43	Insolvency Event	the occurrence of any of the following events:
(i) an order is made for the liquidation or winding-up (whether provisional or final) of the Issuer;
(ii) an order is made for the appointment of a liquidator (whether provisional or final);
(iii) a resolution is passed in respect of the liquidation, winding-up or dissolution of the Issuer; or
(iv)

a receiver or receiver and manager is appointed over a material part of the assets of the Issuer,

in each case, and where applicable, other than for purposes of a solvent reconstruction or amalgamation in which the Issuer remains the debtor under the Preferred Shares;

1.1.44	IoM Companies Act	the Isle of Man Companies Act, 2006;
1.1.45	Isle of Man	the Isle of Man as constituted from time to time;
1.1.46	Issue Date	in relation to each Preferred Share, the date on which the Issuer issues that Preferred Share to the subscriber thereof, as specified in the Applicable Pricing Supplement;

1.1.47	Issue Price	in relation to each Preferred Share, the subscription price payable as consideration for the issue of that Preferred Share, as specified in the Applicable Pricing Supplement;
1.1.48	Issuer	PK Investments Limited, registration number 014469V, a limited liability company duly incorporated in accordance with the laws of the Isle of Man, with its date of registration being 17 February 2017;
1.1.49	JSE	the JSE Limited;
1.1.50	Last Day to Trade	the date specified as such in the Applicable Pricing Supplement as the last date on which the Transfer Agent will accept transfer forms and record the transfer of Preferred Shares in the Register for that particular Class of Preferred Shares in respect of any relevant Event;
1.1.51	Margin	in relation to a Class of Floating Rate Preferred Shares, has the meaning ascribed thereto in the Applicable Pricing Supplement;
1.1.52	Minimum Aggregate Issue Price	if applicable, the minimum aggregate Issue Price in respect of any Tranche of Preferred Shares for which any single person, acting as principal, may subscribe;
1.1.53	Mixed Rate Preferred Shares	Preferred Shares which will attract dividends over respective periods at differing Dividend Rates applicable to any combination of Fixed Rate Preferred Shares, Floating Rate Preferred Shares or other Preferred Shares, as more fully described in Condition 7.4 and in the Applicable Pricing Supplement;
1.1.54	Nominee	PLC Nominees Proprietary Limited, registration number 1989/002235/07, or such additional, alternative or successor nominee, custodian, or trustee as may be appointed from time to time, who will receive Preferred Shares in uncertificated form to hold on behalf of the Beneficial Interest holders of the Preferred Shares;
1.1.55	Ongoing Preferred Dividends	if applicable, the cumulative cash preferred dividends which are payable in respect of a Preferred Share in accordance with the Preferred Share Terms and Conditions and the Applicable Pricing Supplement;
1.1.56	Ordinary Shares	ordinary shares in the Issuer;
1.1.57	Outstanding Preferred Share	at any time, any Preferred Share which has been issued, but which has not been redeemed;
1.1.58	Participants	a person that holds in custody and administers securities or an interest in securities and that has been accepted by the CSD as a participant in terms of the SA Financial Markets Act. As of the Programme Date, the Participants are Absa Bank Limited, Citibank N.A., South Africa Branch, FirstRand Bank Limited (acting through its Rand Merchant Bank division), Nedbank Limited, The Standard Bank of South Africa Limited, Standard Chartered Bank, Johannesburg Branch, JSE Investor Services Limited and Computershare Investor Services Proprietary Limited;
1.1.59	Paying Agent	RMB or such other person(s) appointed by the Issuer from time to time, as specified in the Applicable Pricing Supplement;
1.1.60	Preferred Dividend	each dividend accrued and/or paid in relation to any Preferred Share, including the Ongoing Preferred Dividends and any other dividends specified in the Preferred Share Terms and Conditions;
1.1.61	Preferred Shareholders	the holders of the Preferred Shares (as recorded in the Register);
1.1.62	Preferred Share	a redeemable non-voting preferred share in the Issuer, having the preferences, rights, limitations and other terms set out in the Preferred Share Terms and Conditions and which will not be listed on any Financial Exchange;
1.1.63	Preferred Share Terms and Conditions	these General Preferred Share Terms, as supplemented by the Specific Preferred Share Terms;

1.1.64	Prime Rate	the publicly quoted basic rate of interest (percent, per annum, compounded monthly in arrear and calculated on a 365 day year (irrespective of whether or not the year is a leap year)) from time to time published by RMB as being its prime overdraft rate as certified by any authorised official of the Issuer, whose appointment, designation or authority need not be proved;
1.1.65	Programme	the PK Investments Limited EUR1,000,000,000 Preferred Share Programme;
1.1.66	Programme Agreement	the agreement concluded between the Issuer, the Arranger, and the Dealer(s) relating to the procuring of subscriptions for the Preferred Shares;
1.1.67	Programme Amount	the maximum aggregate Issue Price of all of the Preferred Shares in issue under the Programme at any one point in time, being EUR1,000,000,000 or such increased amount as is determined by Board of the Issuer from time to time, subject to and in accordance with all Applicable Laws and the Programme Agreement;
1.1.68	Programme Date	the date of the Programme Memorandum, being 1 August 2025;
1.1.69	Programme Memorandum	the programme memorandum dated 1 August 2025, issued by the Issuer providing information about the Issuer and the Preferred Shares, and incorporating the Preferred Share Terms and Conditions, as amended, varied, restated, novated or supplemented from time to time;
1.1.70	PSG Capital	PSG Capital Proprietary Limited, registration number 2006/015817/07, a limited liability private company duly incorporated in accordance with the laws of South Africa, with its date of registration being 24 May 2006;
1.1.71	Rand	South African Rand, the lawful currency of South Africa;
1.1.72	Rating Agency	any of Standard & Poor’s, Moody’s Investor Service Limited and/or such other rating agency, if any, appointed by the Issuer to assign a Credit Rating to a Class of Preferred Shares, the Programme or the Issuer, as specified in the Applicable Pricing Supplement;
1.1.73	Record Date	the date on which the holdings of Preferred Shares, upon which the Event entitlement is based, are ascertained, which is the Friday immediately prior to each Dividend Payment Date or Redemption Date, as the case may be, or if such Friday is not a Business Day, the last Business Day of the week preceding the Dividend Payment Date or Redemption Date, as the case may be;
1.1.74	Redemption Amount	in respect of each Preferred Share, the amount per Preferred Share payable on redemption of that Preferred Share, in an amount equal to:
1.1.74.1		in the case of redemption on the Early Redemption Date, its Early Redemption Amount, together, if applicable, with any Accrued Preferred Dividends which have not yet been paid calculated up to the Early Redemption Date;
1.1.74.2		in the case of redemption in terms of Conditions 8.3, 8.4 or 11, its Final Redemption Amount, together, if applicable, with any Accrued Preferred Dividends which have not yet been paid calculated up to the Redemption Date; and
1.1.74.3		in the case of redemption on the Final Redemption Date, its Final Redemption Amount, together, if applicable, with any Accrued Preferred Dividends which have not yet been paid calculated up to the Final Redemption Date;
1.1.75	Redemption Date	each date on which any Preferred Share is to be redeemed, in terms of the Preferred Share Terms and Conditions, including:
1.1.75.1		the Final Redemption Date;
1.1.75.2		any Early Redemption Date;
1.1.75.3		the date on which the Issuer will redeem that Preferred Share in accordance with Conditions 8.3, 8.4 or 11; and

1.1.75.4		the date of payment of a return of capital, in the event of the liquidation, dissolution or winding-up of the Issuer;
1.1.76	Redemption Event	in relation to any Preferred Shares, any of the events specified as such in Condition 11
1.1.77	Reference Banks	four leading banks in the South African inter-bank market selected by the Calculation Agent and approved by the Issuer (where the Issuer does not act as the Calculation Agent);
1.1.78	Reference Rate	in relation to a Class of Floating Rate Preferred Shares, such rate as is specified in the Applicable Pricing Supplement;
1.1.79	Register	the register of shareholders or branch register of shareholders of the Issuer to be maintained in accordance with the IoM Companies Act, the Articles of Association and the Preferred Share Terms and Conditions, into which particulars of the Preferred Shares will be entered;
1.1.80	Registrar of Banks	the Registrar of Banks designated under section 4 of the SA Banks Act;
1.1.80	Regulatory Event	on or after the Issue Date of any Preferred Shares, any:
1.1.81.1		change in Applicable Laws (including any changes to the IoM Companies Act, the Isle of Man Financial Services Act, 2008 (and any order or regulations made pursuant thereto), the SA Banks Act, the SA Companies Act or the Exchange Control Regulations) or in the interpretation or general application of any Applicable Laws (including in or of the aforesaid specific legislation), whether in force before or after the Issue Date of the relevant Preferred Shares), or the introduction of any new Applicable Law;
1.1.81.2		change in banking practice as it affects or is applied generally by any financial institution in South Africa;
1.1.81.3		requirement or request by any statutory or monetary authority, to pay any amounts, or maintain special deposits or reserve assets, in addition to those currently paid or reserved by the Issuer;
1.1.81.4		compliance by the Issuer with any reserve, capital adequacy, cash ratio, special deposit or liquidity requirement (or any other similar requirement) in terms of any Applicable Law, or as otherwise required by a regulator, in respect of the relevant Preferred Shares in addition to those required (if any) of the Issuer as at the Issue Date of such Preferred Shares; or
1.1.81.5		change in the Applicable Procedures, which the Issuer, in each case, determines has, or is likely to have:
1.1.81.5.1		the effect that it will be contrary to Applicable Laws for the relevant Preferred Shares to remain in issue;
1.1.81.5.2		an adverse financial implication to the Issuer in respect of the relevant Preferred Shares; or
1.1.81.5.3		the effect that the Issuer will be subject to materially less favourable regulatory treatment in respect of the relevant Preferred Shares;
1.1.82	Relevant Date	the date on which a payment first becomes due and payable in accordance with the Preferred Share Terms and Conditions, except that in relation to monies payable to the CSD in accordance with the Preferred Share Terms and Conditions, the claim in respect of any payment under the Preferred Shares will prescribe three years after the date on which (i) the full amount of such monies has been received by the CSD, (ii) such monies are available for payment to the holders of Beneficial Interests, and (iii) notice to that effect has been duly given to such holders in accordance with the Applicable Procedures;
1.1.83	Relevant Screen Page	the page, section or other part of a particular information service (including Reuters) specified as the Relevant Screen Page in the Applicable Pricing Supplement, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate;

1.1.84	Relevant Time	the time specified as the Relevant Time in the Applicable Pricing Supplement;
1.1.85	Representative	a person duly authorised to act on behalf of a Preferred Shareholder, who may be regarded by the Issuer, the Transfer Agent and the Paying Agent (all acting in good faith) as being duly authorised based upon the tacit or express representation thereof by such Representative, in the absence of express notice to the contrary from such Preferred Shareholder;
1.1.86	RMB	FirstRand Bank Limited (acting through its Rand Merchant Bank division), registration number 1929/001225/06, a public company duly incorporated in accordance with the laws of South Africa;
1.1.87	SA Banks Act	the South African Banks Act, 1990;
1.1.88	SA Companies Act	the South African Companies Act, 2008, as amended;
1.1.89	SA Financial Markets Act	the South African Financial Markets Act, 2012;
1.1.90	SA Income Tax Act	the South African Income Tax Act, 1962, as amended from time to time;
1.1.91	Settlement Agents	those Participants who are approved by the CSD from time to time, in terms of the Applicable Procedures, as settlement agents to perform electronic settlement of funds and scrip on behalf of market participants;
1.1.92	South Africa	the Republic of South Africa as constituted from time to time;
1.1.93	Special Resolution	a resolution of at least 66.67% the Preferred Shareholders;
1.1.94	Specific Preferred Share Terms	the preferences, rights, limitations and other terms attaching to each Preferred Share, to be determined by the Board at the time of allotment and issue thereof and set out in the Applicable Pricing Supplement, to supplement these General Preferred Share Terms;
1.1.95	Specified Office	in relation to each of the Issuer, the Calculation Agent, the Transfer Agent or any other applicable person, the address of the office specified in respect of such person in the Applicable Pricing Supplement, or such other address as is notified by such person (or, where applicable, a successor to such person) to the Preferred Shareholders in accordance with the Preferred Share Terms and Conditions;
1.1.96	Strate Issuer Agent	RMB or such other entity appointed by the Issuer as Strate Issuer Agent pursuant to the debt instrument solution system of the CSD, in which event that other entity will act as Strate Issuer Agent;
1.1.97	Subsidiary	a “subsidiary” within the meaning of section 220 of the IoM Companies Act;
1.1.98	Taxes	all present and future taxes, duties, imposts, levies, charges, fees withholdings or deductions of whatever nature imposed, levied, collected, withheld or assessed by, or on behalf of, any governmental, fiscal or other competent authority in South Africa or the Isle of Man, as the case may be, (including any penalty payable in connection with any failure to pay, or delay in paying, any of the same) and “Tax” and “Taxation” will be construed accordingly;
1.1.99	Tranche	all Preferred Shares which are identical in all respects (including as to listing) and are issued in a single issue;
1.1.100	Transfer Agent	CTSE Registry or such other person with whom the Issuer enters into an agreement in terms of which such person agrees to provide registry services to the Issuer; and
1.1.101	Unlisted Preferred Shares	Preferred Shares that are not listed on any Financial Exchange(s).

1.2	In the Preferred Share Terms and Conditions:

1.2.1	clause headings are for convenience only and are not to be used in the interpretation of the Preferred Share Terms and Conditions;

1.2.2	an expression which denotes:

1.2.2.1	any gender includes the other genders;

1.2.2.2	a natural person includes a juristic person and vice versa; and

1.2.2.3	the singular includes the plural and vice versa;

1.2.3	a reference to a person includes a reference to that person’s successors in title and assigns allowed at law;

1.2.4	a reference to a consecutive series of two or more Conditions is deemed to be inclusive of both the first and last mentioned Conditions.

1.3	Any reference in the Preferred Share Terms and Conditions to:

1.3.1	“days” is a reference to calendar days, unless expressly stated otherwise;

1.3.2	“person” includes any natural person, company, close corporation, trust, partnership, joint venture, association, unincorporated association, governmental body, or other entity whether or not having separate legal personality, and includes that person’s permitted successor, transferee, assignee, cessionary and/or delegate;

1.3.3	“asset” includes present and future properties, revenues and rights of every description;

1.3.4	“disposal” a sale, transfer, grant, lease or other disposal (whether voluntary or involuntary); and

1.3.5	a time of day is a reference to Johannesburg time.

1.4	The words “include” and “including” mean “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

1.5	Any substantive provision, conferring rights or imposing obligations on a person and appearing in any of the definitions in this Condition 1 or elsewhere in the Preferred Share Terms and Conditions, shall be given effect to as if it were a substantive provision in the body of the Preferred Share Terms and Conditions.

1.6	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Programme Date and as amended or substituted from time to time.

1.7	The use of any expression in the Preferred Share Terms and Conditions covering a process available under Isle of Man law, such as winding-up, shall, if any person is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

1.8	Any reference to the Preferred Share Terms and Conditions or to any other agreement or document shall be construed as a reference to the Preferred Share Terms and Conditions or, as the case may be, such other agreement or document, as amended, varied, restated, novated or supplemented from time to time.

2.	ISSUE

2.1	The Issuer may issue Preferred Shares from time to time, subject to these General Preferred Share Terms, which will be supplemented, in respect of each Class of Preferred Shares to be issued by the Issuer, by the Specific Preferred Share Terms.

2.2	Preferred Shares will be issued in individual Tranches which may form a Class of Preferred Shares.

2.3	Before the Issuer issues any Tranche of Preferred Shares:

2.3.1	the Board will pass the Board Resolution determining the Specific Preferred Share Terms of that Tranche of Preferred Shares and authorising the issue of that Tranche of Preferred Shares; and

2.3.2	the Issuer will complete and sign the Applicable Pricing Supplement in respect of that Tranche.

2.4	The Applicable Pricing Supplement for each Tranche of Preferred Shares supplements these General Preferred Share Terms in respect of that Tranche of Preferred Shares. The Applicable Pricing Supplement may specify other terms and conditions, which are not inconsistent with these General Preferred Share Terms, in which event such other terms and conditions shall supplement these General Preferred Share Terms.

2.5	Copies of the Applicable Pricing Supplements will be available for inspection at the Specified Office of the Issuer.

3.	FORM

3.1	Preferred Shares may be issued in either certificated or uncertificated form to be held in the CSD for such Minimum Aggregate Issue Price per subscriber, acting as principal, as is determined by the Issuer and specified in the Applicable Pricing Supplement.

3.2	Each Preferred Share will be issued in a specified Class, as set out in the Applicable Pricing Supplement.

3.3	A Tranche of Preferred Shares will not be listed on any Financial Exchange.

3.4	Each Class of Preferred Shares will:

3.4.1	be redeemable;

3.4.2	be issued with a Final Redemption Date which falls more than three years after the Issue Date, as indicated in the Applicable Pricing Supplement;

3.4.3	be issued as fully paid up shares in the Issuer;

3.4.4	be issued in accordance with the IoM Companies Act and the Articles of Association, and accordance with the Applicable Procedures;

3.4.5	be issued at such Issue Price as is specified in the Applicable Pricing Supplement;

3.4.6	if applicable, be Fixed Rate Preferred Shares, Floating Rate Preferred Shares, Mixed Rate Preferred Share or such other type of Preferred Shares, in each case as may be determined by the Issuer and specified in the Applicable Pricing Supplement;

3.4.7	if applicable, be cumulative; and

3.4.8	have the status set out in Condition 6.

4.	BENEFICIAL INTERESTS IN PREFERRED SHARES HELD IN THE CSD

The CSD will hold Preferred Shares issued in uncertificated form, subject to the SA Financial Markets Act and the Applicable Procedures. All amounts to be paid in respect of Preferred Shares held in the CSD will be paid to the CSD pursuant to the Applicable Procedures, and all rights to be exercised in respect of the Preferred Shares issued in uncertificated form and held in the CSD may be exercised only in accordance with the Applicable Procedures.

5.	TITLE

5.1	General

5.1.1	Legal title to the Preferred Shares will pass upon registration of transfer in the Register.

5.1.2	The Isle of Man Uncertificated Securities Regulations 2006 (Regulations) made under the IoM Companies Act permit paperless (i.e. computerised) securities settlement systems to operate in respect of the securities of companies incorporated in the Isle of Man which have chosen to participate in such systems as operated by certain “Operators” identified as such in the Regulations. However, the CSD and the Strate system are not identified as “Operators” in the Regulations. As a consequence, legal title to the Preferred Shares will be registered in the Register in the name of the Nominee.

5.1.3	Any reference in these General Preferred Share Terms to the relevant Participant shall, in respect of Beneficial Interests, be a reference to the Participant appointed to act as such by a holder of such Beneficial Interest.

5.2	Preferred Shares issued in certificated form

5.2.1	Each holder of Preferred Shares represented by a Certificate will be named in the Register as the registered holder of such Preferred Shares.

5.2.2	Title to Preferred Shares represented by a Certificate will pass upon registration of transfer in the Register.

5.2.3	The Issuer, the Transfer Agent and the Paying Agent shall recognise a holder of Preferred Shares represented by a Certificate as the sole and absolute owner of the Preferred Shares registered in that Preferred Shareholder’s name in the Register (notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) and neither the Issuer nor the Transfer Agent shall be bound to enter any trust in the Register or to take notice of or to accede to the execution of any trust, express, implied or constructive, to which any Preferred Share may be subject.

5.3	Preferred Shares issued in uncertificated form

5.3.1	The Nominee will be named in the Register as the registered holder of each Tranche Preferred Shares which is issued in uncertificated form and held in the CSD.

5.3.2	The Nominee will be treated by the Issuer, the Paying Agent, the Transfer Agent and the relevant Participant as the holder of those uncertificated Preferred Shares for all purposes.

5.4	Beneficial Interests in Preferred Shares held in the CSD

5.4.1	Beneficial Interests in Preferred Shares held in uncertificated form will, in terms the Applicable Procedures, be transferred through the CSD by way of book entry in the central securities accounts of the Participants.

5.4.2	Beneficial Interests which are held by clients of Participants will be held indirectly through such Participants, and such Participants will hold such Beneficial Interests, on behalf of such clients, through the securities accounts maintained by such Participants for such clients. The clients of Participants may include the holders of Beneficial Interests or their custodians. The clients of Participants, as the holders of Beneficial Interests or as custodians for such holders, may exercise their rights in respect of the Preferred Shares held by them in the CSD only through their Participants.

5.4.3	In relation to each Person shown in the records of the CSD or the relevant Participant, as the case may be, as the holder of a Beneficial Interest in a particular number of Preferred Shares, a certificate or other document issued by the CSD or the relevant Participant, as the case may be, as to the aggregate number of such Preferred Shares standing to the account of such Person shall be prima facie proof of such Beneficial Interest.

5.4.4	Beneficial Interests in Preferred Shares may be transferred only in accordance with the Applicable Procedures. Transfer of Beneficial Interests in Preferred Shares issued in uncertificated form will not be recorded in the Register and the Nominee will continue to be reflected in the Register as the registered holder of such Preferred Shares, notwithstanding such transfers.

6.	STATUS OF PREFERRED SHARES

6.1	Ranking

The Preferred Shares of each Class of Preferred Shares will rank:

6.1.1	equally among themselves, with every other Class of Preferred Shares, with respect to:

6.1.1.1	the payment of dividends by the Issuer; and

6.1.1.2	the distribution of the assets of the Issuer in the event of the liquidation, dissolution or winding-up of the Issuer, whether voluntary or involuntary, or any other distribution of the assets of the Issuer whether for the purpose of winding up its affairs or otherwise;

6.1.2	in priority to the rights of all other classes of shares in the Issuer, including the Ordinary Shares, but excluding any other Preferred Shares, with respect to:

6.1.2.1	the payment of dividends by the Issuer; and

6.1.2.2	the distribution of the assets of the Issuer in the event of the liquidation, dissolution or winding up of the Issuer, whether voluntary or involuntary, or any other distribution of the assets of the Issuer whether for the purpose of winding up its affairs or otherwise.

6.2	Right of the Preferred Shares on liquidation, dissolution or winding-up

Each Preferred Share shall confer on the holder thereof, the right of the holder to receive, in the event of the liquidation, dissolution or winding-up of the Issuer, a preferential right in priority to the rights of all other classes of shares in the Issuer, including the Ordinary Shares, but excluding any other Preferred Shares, to a return of capital in an amount equal to the Final Redemption Amount in respect of such Preferred Share, together, if applicable, with any Accrued Preferred Dividends which have not yet been paid, calculated on the date on which payment of that return of capital is made by the Issuer to the holder of such Preferred Share.

6.3	Non-participating Preferred Shares

Save as set out in Conditions 6.2 and 7, the Preferred Shares do not confer on the Preferred Shareholders any further right to participate in the profits or assets of the Issuer nor, upon a winding-up, to any surplus assets of the Issuer.

7.	DIVIDENDS

7.1	Right to Preferred Dividends

7.1.1	As specified in the Applicable Pricing Supplement and subject to Condition 7.1.2, each Preferred Share will confer on the holder thereof a right to receive, in priority to any payments of dividends to the holders of any lower ranking shares in the Issuer, a cumulative preferential cash dividend, determined and payable in accordance with this Condition 7 and the Applicable Pricing Supplement.

7.1.2	If the Issuer is specified in the Applicable Pricing Supplement as having a discretion to declare and pay Preferred Dividends, no Preferred Dividend shall accrue or be payable to the Preferred Shareholders if the Issuer does not declare such Preferred Dividends.

7.2	Dividends on Fixed Rate Preferred Shares

7.2.1	Fixed Dividend Rate

Each Fixed Rate Preferred Share will have associated with it the right of the holder of such Fixed Rate Preferred Share to receive a cumulative preferential cash dividend during each Dividend Period commencing on (and including) the Dividend Commencement Date to (but excluding) the Actual Redemption Date in an amount calculated at the Dividend Rate specified in the Applicable Pricing Supplement.

7.2.2	Dividend Payment Dates

The Ongoing Preferred Dividends will be payable in arrears on each Dividend Payment Date. The first payment of Ongoing Preferred Dividends will be made on the Dividend Payment Date following the Dividend Commencement Date. If any Dividend Payment Date falls upon a day which is not a Business Day, the provisions of Condition 9.2 shall determine the date of payment of dividends due upon such Dividend Payment Date. The Ongoing Preferred Dividend in respect of any Dividend Period shall accrue to and be paid on the relevant Dividend Payment Date.

7.2.3	Calculation of Ongoing Preferred Dividend

7.2.3.1	The Calculation Agent will calculate the Ongoing Preferred Dividend payable in respect of each Class of Fixed Rate Preferred Shares for each Dividend Period.

7.2.3.2	Unless stated otherwise in the Applicable Pricing Supplement, the Ongoing Preferred Dividend shall be calculated in respect of each Dividend Period at the Dividend Rate on an amount equal to the aggregate of the Issue Price of each Fixed Rate Preferred Share together with all Preferred Dividends which have accrued and been compounded in accordance with Condition 7.2.3.3, but which have not been paid, on the basis of the actual number of days in such Dividend Period and a 365 day year, whether or not the year is a leap year, rounded to the nearest cent, half a cent being rounded upwards.

7.2.3.3	The Ongoing Preferred Dividend will be deemed to and calculated as though it accrues on a daily basis and be compounded in arrears on each Dividend Compounding Date to the extent not paid on that date.

7.3	Dividends on Floating Rate Preferred Shares

7.3.1	Floating Dividend Rate

7.3.1.1	Each Floating Rate Preferred Share will have associated with it the right of the holder of such Floating Rate Preferred Share to receive a cumulative preferential cash dividend during each Dividend Period commencing on (and including) the Dividend Commencement Date to (but excluding) the Actual Redemption Date in an amount calculated at the Dividend Rate specified in the Applicable Pricing Supplement.

7.3.1.2	Notwithstanding the foregoing, in respect of Floating Rate Preferred Shares that have a Dividend Rate calculated with reference to the Prime Rate, such Dividend Rate will be determined and applied on a daily basis and compounded on each Dividend Compounding Date to the extent not paid on that date.

7.3.2	Dividend Payment Dates

The Ongoing Preferred Dividend will be payable in arrears on each Dividend Payment Date. The first payment of Ongoing Preferred Dividends will be made on the Dividend Payment Date following the Dividend Commencement Date. If any Dividend Payment Date falls upon a day which is not a Business Day, the provisions of Condition 9.2 shall determine the date of payment of dividends due upon such Dividend Payment Date. The Ongoing Preferred Dividend in respect of any Dividend Period shall accrue to and be paid on the relevant Dividend Payment Date.

7.3.3	Determination of Floating Dividend Rate and calculation of Ongoing Preferred Dividend.

7.3.3.1	The Calculation Agent will, on each Dividend Rate Determination Date, determine the Dividend Rate applicable to a Class of Floating Rate Preferred Shares for the Dividend Period commencing on that Dividend Rate Determination Date and calculate the Ongoing Preferred Dividend payable in respect of each Floating Rate Preferred Share in that Class for that Dividend Period.

7.3.3.2	Unless stated otherwise in the Applicable Pricing Supplement, the Ongoing Preferred Dividend shall be calculated in respect of each Dividend Period at the Dividend Rate on an amount equal to the aggregate of the Issue Price of each Floating Rate Preferred Share together with all Preferred Dividends which have accrued and been compounded in accordance with Condition 7.3.3.3, but which have not been paid, on the basis of the actual number of days in such Dividend Period and a 365 day year, whether or not the year is a leap year, rounded to the nearest cent, half a cent being rounded upwards.

7.3.3.3	The Ongoing Preferred Dividend will accrue on a daily basis and be compounded in arrears on each Dividend Compounding Date to the extent not paid on that date.

7.3.4	Basis of determining the Dividend Rate

7.3.4.1	The Dividend Rate will be determined:

7.3.4.1.1	on the basis of Screen Rate Determination; or

7.3.4.1.2	on such other basis as may be determined by the Issuer,

all as indicated in the Applicable Pricing Supplement.

7.3.4.2	Screen Rate Determination

7.3.4.2.1	Where Screen Rate Determination is specified in the Applicable Pricing Supplement as the manner in which the Dividend Rate is to be determined, the Dividend Rate for each Dividend Period will, subject as provided below, be either:

7.3.4.2.1.1	the offered quotation (if there is only one quotation on the Relevant Screen Page); or

7.3.4.2.1.2	the arithmetic mean (rounded if necessary to the fifth decimal place in respect of JIBAR, with 0,000005 being rounded upwards, and to the third decimal in respect of a JIBAR replacement event) of the offered quotations (if there is more than one quotation on the Relevant Screen Page), for the Reference Rate(s) which appear(s) on the Relevant Screen Page as at 11h00 on the Dividend Rate Determination Date in question, plus or minus (as indicated in the Applicable Pricing Supplement) the Margin (if any), all as determined by the Calculation Agent.

7.3.4.2.2	If the Relevant Screen Page is not available or if, in the case of Condition 7.3.4.2.1.1, no such offered quotation appears or, in the case of Condition 7.3.4.2.1.2, fewer than three such offered quotations appear, in each case at the time specified in Condition 7.3.4.2.1, the Calculation Agent shall request the principal Johannesburg office of each of the Reference Banks to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately 12h00 on the Dividend Rate

Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Dividend Rate for such Dividend Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place, in respect of JIBAR, with 0,000005 being rounded upwards, and to the third decimal in respect of a JIBAR replacement event) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Calculation Agent.

7.3.4.2.3	If the Dividend Rate cannot be determined by applying the provisions of Condition 7.3.4.2.2, the Dividend Rate for the relevant Dividend Period shall be the rate per annum which the Calculation Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, in respect of JIBAR, with 0,00005 being rounded upwards, and to the third decimal in respect of a JIBAR replacement event) of the rates, as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks offered, at approximately 12h00 on the relevant Dividend Rate Determination Date, in respect of deposits in an amount approximately equal to the Issue Price of the Preferred Shares, for a period equal to that which would have been used for the Reference Rate, to Reference Banks in the Johannesburg inter-bank market plus or minus (as appropriate) the Margin (if any). If fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the Dividend Rate for the relevant Dividend Period will be determined by the Calculation Agent as the arithmetic mean (rounded as provided above) of the rates for deposits in an amount approximately equal to the Issue Price of the Preferred Shares, for a period equal to that which would have been used for the Reference Rate, quoted at approximately 12h00 on the relevant Dividend Rate Determination Date, by the Reference Banks (selected by the Calculation Agent and approved by the Issuer) plus or minus (as appropriate) the Margin (if any). If the Dividend Rate cannot be determined in accordance with the foregoing provisions of this Condition 7.3.4.2, the Dividend Rate shall be determined as at the last preceding Dividend Rate Determination Date (though substituting, where a different Margin is to be applied to the relevant Dividend Period from that which applied to the last preceding Dividend Period, the Margin relating to the relevant Dividend Period, in place of the Margin relating to that preceding Dividend Period).

7.3.4.2.4	if the Reference Rate from time to time in respect of Floating Rate Preferred Shares is specified in the Applicable Pricing Supplement as being other than the JIBAR rate, the Dividend Rate in respect of such Preferred Shares will be determined, in the manner provided above, or as may be provided in the Applicable Pricing Supplement.

7.4	Dividends on Mixed Rate Preferred Shares

7.4.1	Each Mixed Rate Preferred Share will have associated with it the right of the holder of such Mixed Rate Preferred Share to receive a cumulative preferential cash dividend for such Dividend Period(s), as is specified for this purpose in the Applicable Pricing Supplement, commencing on (and including) the Dividend Commencement Date to (but excluding) the Actual Redemption Date in an amount calculated at the Dividend Rate applicable to the relevant form of Preferred Share (be it a Fixed Rate Preferred Share or Floating Rate Preferred Share) specified in the Applicable Pricing Supplement.

7.4.2	Unless otherwise specified in the Applicable Pricing Supplement, a Class of Mixed Rate Preferred Shares shall:

7.4.2.1	for the Dividend Period(s) during which such Class applies the Dividend Rate applicable to Fixed Rate Preferred Shares, be construed for all purposes as a Class of Fixed Rate Preferred Shares; and

7.4.2.2	for the Dividend Period(s) during which such Class applies the Dividend Rate applicable to Floating Rate Preferred Shares, be construed for all purposes as a Class of Floating Rate Preferred Shares.

7.5	Publication by the Calculation Agent of Dividend Rates and Preferred Dividends payable

7.5.1	The Calculation Agent will cause the Dividend Rate for each Class of Preferred Shares (other than Fixed Rate Preferred Shares) determined upon each Dividend Rate Determination Date to be notified to the Preferred Shareholders (in the manner set out in Condition 13) and the Issuer (where the Issuer does not act as the Calculation Agent), as soon as practicable after such determination but in any event on the date required by the Applicable Procedures (if any), or otherwise by no later than five Business Days after such determination.

7.5.2	The Calculation Agent will, on the date required by the Applicable Procedures (if any), or otherwise at least two Business Days before each Dividend Payment Date, cause the aggregate Preferred Dividends payable on such Dividend Payment Date to be notified to the Preferred Shareholders (in the manner set out in Condition 13) and the Issuer (where the Issuer does not act as the Calculation Agent).

7.6	Calculations final and limitation of liability

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained by the Calculation Agent pursuant to the exercise or non-exercise by it of its powers, duties and discretions under the Preferred Share Terms and Conditions, will, in the absence of wilful deceit, bad faith or manifest error, be binding on the Issuer (where the Issuer does not act as the Calculation Agent) and all Preferred Shareholders, and the Calculation Agent will not have any liability to the Issuer (where the Issuer does not act as the Calculation Agent) or the Preferred Shareholders in connection therewith.

7.7	Accumulated Preferred Dividends

To the extent that all or any part of a Preferred Dividend has accrued and has become payable in accordance with the Preferred Share Terms and Conditions, the Issuer shall be liable to pay, and the Preferred Shareholders shall be entitled to be paid, by no later than the Redemption Date all Preferred Dividends that have accrued or become payable in relation to the Preferred Shares in accordance with the Preferred Share Terms and Conditions and which have not been paid on the applicable Dividend Payment Dates.

7.8	Payment of Preferred Dividends

7.8.1	Each Preferred Dividend that is due and payable shall be paid on its Dividend Payment Date in accordance with the provisions of Condition 9 and in accordance with the Applicable Procedures.

7.8.2	The Issuer must satisfy the solvency test set out in section 49 of the IoM Companies Act (the Solvency Test) in respect of the declaration and payment of each Preferred Dividend.

8.	REDEMPTION AND PURCHASE

8.1	Final Redemption of the Preferred Shares

Unless previously redeemed or purchased and cancelled as specified below, provided that the Issuer satisfies the Solvency Test immediately following such redemption, each Preferred Share in a Class of Preferred Shares shall be redeemed by the Issuer on the Final Redemption Date at its Final Redemption Amount, subject to Condition 9, together, if applicable, with any Accrued Preferred Dividends which have not yet been paid, on the Final Redemption Date and in accordance with the Applicable Procedures.

8.2	Early Redemption at the option of the Issuer

If the Issuer is specified in the Applicable Pricing Supplement as having an option to early redeem the Preferred Shares in a Class of Preferred Shares, the Issuer shall be entitled, having given not less than 10 Business Days’ notice to the Preferred Shareholders, in accordance with Condition 13 (which notice shall be revocable), to redeem all or some of the Outstanding Preferred Shares in that Class of Preferred Shares, on the Early Redemption Date(s) and at the Early Redemption Amount(s) specified in, or determined in the manner specified in, the Applicable Pricing Supplement, together, if applicable, with any Accrued Preferred Dividends which have not yet been paid calculated up to the Early Redemption Date(s).

8.3	Redemption following the happening of a Regulatory Event

If a Regulatory Event occurs in relation to all, or any particular Class, of the Preferred Shares, then the Issuer shall be entitled, having given not less than 10 Business Days’ notice to the Preferred Shareholders, or the Preferred Shareholders of that Class, as the case may be, in accordance with Condition 13 (which notice shall be revocable), and in accordance with the Applicable Procedures, to redeem all, and not some only, of the Outstanding Preferred Shares, or the Outstanding Preferred Shares of the relevant Class, as the case may be, on the next Dividend Payment Date and at the Early Redemption Amount set out in Condition 8.5 (or the amount as specified in the Applicable Pricing Supplement), together, if applicable, with any Accrued Preferred Dividends which have not yet been paid calculated up to the date of redemption.

8.4	Early Redemption following a Redemption Event

Upon the occurrence of a Redemption Event and receipt by the Issuer of a Special Resolution of Preferred Shareholders requiring that the Preferred Shares held by all of the Preferred Shareholders be forthwith redeemed in accordance with Condition 11, provided that the Issuer satisfies the Solvency Test immediately following such redemption, such Preferred Shares shall become forthwith redeemable at the Early Redemption Amount set out in Condition 8.5 (or the amount as specified in the Applicable Pricing Supplement), together with Accrued Preferred Dividends (if any) which have not yet been paid calculated up to the date of payment, in accordance with Condition 11 and the Applicable Procedures.

8.5	Early Redemption Amounts

8.5.1	For the purpose of Conditions 8.3, 8.4 and 11 (and otherwise as stated herein), the Preferred Shares will be redeemed at the Early Redemption Amount calculated as follows:

8.5.1.1	in the case of Preferred Shares with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

8.5.1.2	in the case of Preferred Shares with a Final Redemption Amount which is or may be less or greater than the Issue Price (to be determined in the manner specified in the Applicable Pricing Supplement), at that Final Redemption Amount or, if no such amount or manner is so specified in the Applicable Pricing Supplement, at their Issue Price.

8.5.2	Where such calculation is to be made for a period which is not a whole number of years, it shall be calculated on the basis of actual days elapsed divided by 365, or such other calculation basis as may be specified in the Applicable Pricing Supplement.

8.6	Purchases

8.6.1	The Issuer may at any time, subject to Applicable Laws, purchase Preferred Shares at any price in the open market or otherwise. In the event of the Issuer purchasing Preferred Shares, such Preferred Shares shall be held in treasury pursuant to the IoM Companies Act (Treasury Share) Regulations 2014, resold or at the option of the Issuer cancelled.

8.6.2	The Issuer is not obliged to undertake any market making in respect of the Preferred Shares save to the extent required by Applicable Laws.

8.7	Cancellation

All Preferred Shares which are redeemed or are purchased by the Issuer will forthwith be cancelled. In the event that only some of the Preferred Shares represented by a Certificate are cancelled, the Transfer Agent shall deliver a Certificate to such Preferred Shareholder in respect of the balance of the Preferred Shares remaining after such cancellation. Upon receipt of the Redemption Amount, the Preferred Shareholder shall have no further rights against the Issuer in respect of the Preferred Shares so redeemed or arising out of any subscription agreement entered into between the Issuer and that Preferred Shareholder in respect of such Preferred Shares. The Issuer shall notify the CSD of any cancellation or redemption of the Preferred Shares.

8.8	Cessation of Preferred Dividends

To the extent applicable, each Preferred Share will cease to bear Preferred Dividends from the applicable Redemption Date unless, upon due presentation thereof, payment of the Redemption Amount, or any portion thereof, due and payable on the Redemption Date or payment of Preferred Dividends, or any portion thereof, due and payable on a Dividend Payment Date, as the case may be, is improperly withheld or refused or such payment may not, in terms of the IoM Companies Act, be made. In circumstances where such non-payment does not constitute a Redemption Event contemplated in Condition 11, Preferred Dividends will continue to accrue on the outstanding amount due and payable in respect of such Preferred Share, at the Dividend Rate, from (and including) the applicable Redemption Date or the relevant Dividend Payment Date, as the case may be, to (but excluding) the date on which such amounts are paid.

8.9	Procedure for Redemptions

8.9.1	Subject to the provisions of Applicable Laws and the Applicable Procedures:

8.9.1.1	the Board shall, prior to the applicable Redemption Date, consider the Solvency Test and if the Board is satisfied on reasonable grounds that the Issuer will satisfy the Solvency Test immediately after paying all Accrued Preferred Dividends and the aggregate Redemption Amount in respect of the Preferred Shares being redeemed, the Board shall pass a resolution acknowledging that the Board has considered the Solvency Test and has concluded that they are satisfied, on reasonable grounds, that the Issuer will satisfy the Solvency Test immediately after paying all Accrued Preferred Dividends and the aggregate Redemption Amount in respect of the Preferred Shares being redeemed;

8.9.1.2	the Issuer shall, on the applicable Redemption Date, if applicable, pay, in respect of each Preferred Share being redeemed, all Accrued Preferred Dividends; and

8.9.1.3	the Issuer shall, on the applicable Redemption Date, redeem the relevant Preferred Shares for, and by paying, the aggregate Redemption Amount in respect of all of the Preferred Shares being redeemed.

8.9.2	The Preferred Shares of each Class held by each Preferred Shareholder shall be redeemed in the proportion that the Preferred Shares of that Class held by that Preferred Shareholder bears to the total number of Outstanding Preferred Shares in that Class.

9.	PAYMENTS

9.1	Method of payment

9.1.1	Payments of all amounts in respect of a Tranche of Preferred Shares issued in certificated form shall be made to the person reflected as the registered holder of the Preferred Shares in the Register on the Record Date. To be recorded in the Register on the Record Date, the trade must take place by 17h00 on the Last Day to Trade. The Preferred Shares will trade “ex-entitlement” on the first Business Day after the Last Day to Trade.

9.1.2	Payments of all amounts in respect of a Tranche of Preferred Shares issued in uncertificated form will be made to the CSD pursuant to the Applicable Procedures, which in turn will transfer such funds, via the Participants, to the holders of Beneficial Interests. The Issuer will be discharged of its payment obligations by proper payment in the name of, and for the account of the CSD and/or the Participants, in respect of each amount so paid. Each of the persons shown in the records of the CSD and the Participants, as the case may be, shall look solely to the CSD or the Participant, as the case may be, for his share of each payment so made by the Issuer.

9.1.3	Payments will be subject in all cases to any Taxation or other laws, directives and regulations applicable to such payment in the place of payment.

9.2	Surrender of Certificates

9.2.1	On or before the Record Date in respect of any Redemption Date, the holder of a Certificate, in respect of a Preferred Share to be redeemed shall deliver to the Transfer Agent the Certificates in respect of the Preferred Shares to be redeemed. This will enable the Transfer Agent to issue a new Certificate for the balance of the Preferred Shares held or, in the case of final Redemption, to cancel the relevant Certificate.

9.2.2	Should the holder of a Certificate refuse or fail to surrender the Certificate for replacement or cancellation on or before a Redemption Date, the amount payable to it in respect of such redemption, including the Redemption Amount and any Accrued Preferred Dividends, shall be retained by the Issuer for such Preferred Shareholder, at the latter’s risk, until the Preferred Shareholder surrenders the necessary Certificate, and Preferred Dividends shall cease to accrue to such Preferred Shareholder from the Redemption Date in respect of the amount redeemed. No interest will be payable on the amount withheld.

9.2.3	Should a Preferred Shareholder be unable to surrender a Certificate to the Issuer in accordance with the foregoing, the Preferred Shareholder may in lieu thereof provide the Issuer with an indemnity in a form reasonably acceptable to the Issuer, in which event the Issuer shall pay to the Preferred Shareholder all amounts which it is obliged to in respect of the relevant redemption, including Accrued Preferred Dividends.

9.2.4	Documents required to be presented and/or surrendered to the Transfer Agent in accordance with the Preferred Share Terms and Conditions will be so presented and/or surrendered at the Specified Office of the Transfer Agent.

9.3	Payment Day

Notwithstanding anything to the contrary contained in the Preferred Share Terms and Conditions, but subject to the Applicable Procedures, if the only date or the last date for the exercise of any right or performance of any obligation (including the payment of any amount payable in respect of any Preferred Share) is not a Business Day, then such date shall be, in respect of:

9.3.1	the Final Redemption Date, the following Business Day; and

9.3.2	any other date, the following Business Day, unless such following Business Day would fall in the next calendar month, in which case such date shall be the immediately preceding Business Day.

9.4	Calculation and notice of Redemption Amounts

The Calculation Agent will calculate the aggregate Redemption Amounts due and payable by the Issuer in respect of the Preferred Shares prior to the Relevant Date(s) that payment of such Redemption Amounts is due and payable as specified in the Applicable Pricing Supplement. The Calculation Agent will, on the date required by the Applicable Procedures (if any), or otherwise at least two Business Days before each such date, cause such Redemption Amounts to be notified to the Preferred Shareholders (in the manner set out in Condition 13), the Issuer (where the Issuer does not act as the Calculation Agent), the CSD, if applicable.

10.	CALCULATION AGENT, TRANSFER AGENT, PAYING AGENT, SETTLEMENT AGENT AND STRATE ISSUER AGENT

10.1	There will at all times be a Calculation Agent, Transfer Agent, Paying Agent, Settlement Agent and Strate Issuer Agent with a Specified Office. The Calculation Agent, Transfer Agent, Paying Agent, Settlement Agent and Strate Issuer Agent act solely as the agents of the Issuer and do not assume any obligation towards or relationship of agency or trust for or with any Preferred Shareholder.

10.2	The Issuer is entitled to vary or terminate the appointment of the Calculation Agent, Transfer Agent, Paying Agent, Settlement Agent and/or Strate Issuer Agent and/or to appoint additional or other agents. The Issuer shall notify the Preferred Shareholders (in the manner set out in Condition 13) and the CSD, in the event of a change in the identity of the Calculation Agent, Transfer Agent, Paying Agent, Settlement Agent and/or Strate Issuer Agent.

11.	REDEMPTION EVENTS

11.1	Redemption Events relating to the Preferred Shares

A Redemption Event in relation to a Class of Preferred Shares shall arise if any of the following events occurs and is continuing:

11.1.1	Non-payment: the Issuer fails to pay:

11.1.1.1	any Preferred Dividend in respect of any Preferred Share in that Class in full on the relevant Dividend Payment Date;

11.1.1.2	the Redemption Amount in respect of any Preferred Share in that Class in full on the relevant Redemption Date; or

11.1.1.3	any other amount in respect of any Preferred Share in that Class on the due date for payment thereof,

and such failure remains unremedied for three Business Days after written notice thereof has been delivered by or on behalf of any Preferred Shareholder to the Issuer;

11.1.2	Breach of other obligations: the Issuer fails to perform any of its other obligations under or in respect of the Preferred Shares in that Class, and such failure, if capable of remedy, remains unremedied for 15 Business Days after written notice thereof has been delivered by or on behalf of any Preferred Shareholder to the Issuer;

11.1.3	Consents, licences and Authorisations: the Issuer fails to maintain any Authorisation now or in future necessary for the establishment of the Programme or the issue of Preferred Shares under the Programme or any such Authorisation ceases to remain in full force and effect, resulting in the Issuer being unable to perform any of its obligations under the Preferred Shares or the Programme, and such failure or cessation continues for more than 10 Business Days after the Issuer becomes aware of such event and the position remains unremedied for a further 10 Business Days after written notice thereof has been delivered by or on behalf of any Preferred Shareholder to the Issuer;

11.1.4	Insolvency: an Insolvency Event occurs in respect of the Issuer and the position remains unremedied for one Business Day after written notice thereof has been delivered by or on behalf of any Preferred Shareholder to the Issuer;

11.1.5	Illegality or Unenforceability: the Preferred Share Terms and Conditions become illegal, unenforceable, invalid or not binding, or it becomes unlawful for the Issuer to perform any of its obligations in terms of the Preferred Shares and the position is not rectified within one Business Day of receipt by the Issuer of written notice from the Preferred Shareholder in question requiring the position to be rectified;

11.1.6	Additional Redemption Events: any other Redemption Event specified in the Applicable Pricing Supplement.

11.2	Steps following a Redemption Event relating to the Preferred Shares

Upon the happening of a Redemption Event, the holders of Preferred Shares of a relevant Class may by Special Resolution declare all of the Preferred Shares in that Class to be immediately due and payable, and require the relevant Preferred Shares to be redeemed at the Early Redemption Amount, together, if applicable, with any Accrued Preferred Dividends which have not yet been paid calculated up to the Redemption Date.

11.3	Notice of a Redemption Event

If a Redemption Event occurs, the Issuer will forthwith upon becoming aware of such Redemption Event, give notice thereof in writing to the Transfer Agent, the Calculation Agent, the Preferred Shareholders holding the relevant Preferred Shares, and to the CSD in accordance with the Condition 13 and the Applicable Procedures.

12.	REGISTER

12.1	The Register will be maintained by or on behalf of the Issuer in accordance with the IoM Companies Act, the Articles of Association and the Preferred Share Terms and Conditions.

12.2	Subject to Applicable Laws and the Applicable Procedures, title to Beneficial Interests held by Preferred Shareholders through the CSD will pass on transfer thereof by electronic book entry in the central securities accounts maintained by the CSD or the relevant Participants for such Preferred Shareholders. Beneficial Interests may be transferred only in accordance with the Applicable Procedures.

12.3	The Participants, or the CSD, as the case may be, shall be responsible for altering their records in respect of any change of name, address or account number of any holder of Beneficial Interests of which it is notified.

12.4	Except as may be required by Applicable Law, the Issuer will only recognise a Preferred Shareholder as the owner of the Preferred Shares registered in that Preferred Shareholder’s name as per the Register.

12.5	For the avoidance of doubt, where Preferred Shares are held in the Nominee, the Nominee will be named in the Register as the sole holder of Preferred Shares.

13.	NOTICES

13.1	Subject to Conditions 13.2 and 17, all notices (including all demands or requests under the Preferred Share Terms and Conditions) to the Preferred Shareholders will be valid if mailed by registered post or delivered by hand to their addresses appearing in the Register. Each such notice will be deemed to have been given on the day of first publication or delivery by hand or on the 10th Business Day after the day on which it is mailed, as the case may be.

13.2	For so long as the Preferred Shares are held in their entirety by the CSD, notice as contemplated in Condition 13.1 may be substituted by the delivery of the relevant notice to the CSD and the Participants, for communication by them to the holders of Beneficial Interests in the Preferred Shares, in accordance with the Applicable Procedures. Each such notice will be deemed to have been received by the holders of Beneficial Interests on the Day of delivery of such notice to the relevant Participant.

13.3	Where any provision of the Preferred Share Terms and Conditions requires notice to be given to the Preferred Shareholders of any matter other than a meeting of Preferred Shareholders, such notice will be given mutatis mutandis as set out in Condition 13.1 and Condition 13.2, respectively, subject to compliance with any other time periods prescribed in the provision concerned.

13.4	All notices (including all communications, demands and/or requests under the Preferred Share Terms and Conditions) to be given by or on behalf of any Preferred Shareholder to the Issuer or the Transfer Agent, as the case may be, will be in writing and given by delivering the notice, by hand or by registered post to the Specified Office of the Issuer or the Specified Office of the Transfer Agent, as the case may be. Any notice to the Issuer or the Transfer Agent, as the case may be, will be deemed to have been received by the Issuer or the Transfer Agent, as the case may be, on the 2nd Business Day after being delivered by hand to the Specified Office of the Issuer or the Transfer Agent, as the case may be, or on the 10th Business Day after the day on which it is mailed by registered post to the Specified Office of the Issuer or the Transfer Agent, as the case may be.

13.5	Whilst any of the Preferred Shares are held in uncertificated form, notices to be given by any holder of a Beneficial Interest to the Issuer shall be given by such holder through such holder’s Participant in accordance with the Applicable Procedures.

13.6	For purpose of clarity and notwithstanding anything to the contrary contained in these General Preferred Share Terms, all notices to Preferred Shareholders will comply with the Applicable Procedures and the IoM Companies Act.

14.	AMENDMENT OF THESE GENERAL PREFERRED SHARE TERMS AND THE SPECIFIC PREFERRED SHARE TERMS

14.1	Any amendment to these General Preferred Share Terms may be made only with the prior authorisation of a Special Resolution of the Preferred Shareholders of each Class of Preferred Shares (either passed at a separate meeting of each such Class of Preferred Shares, or by way of separate written resolutions of each such Class of Preferred Shares) and in accordance with the Applicable Procedures.

14.2	Any amendment to the Specific Preferred Share Terms of a particular Class of Preferred Shares may be made only with the prior authorisation of a Special Resolution of the Preferred Shareholders of that Class of Preferred Shares (either passed at a separate meeting of that Class of Preferred Shares, or by way of separate written resolutions of that Class of Preferred Shares) and in accordance with the Applicable Procedures.

15.	NO VOTING RIGHTS ON PREFERRED SHARES HELD BY ANY SUBSIDIARY

No Subsidiary will have any voting rights in respect of Preferred Shares which are beneficially held by or on behalf of such Subsidiary.

16.	PRESCRIPTION

Any claim for payment of Redemption Amounts and/or Preferred Dividends in respect of the Preferred Shares will prescribe three years after the Relevant Date.

17.	NOTICES OF MEETINGS AND VOTING RIGHTS

17.1	The Preferred Shareholders shall not be entitled to receive notice of, to be present at, or to have any voting rights, at any meeting of the Ordinary Shareholders, or in respect of any resolution in writing proposed to be passed by the Ordinary Shareholders, unless any one or more of the following circumstances is prevailing at the time of such meeting:

17.1.1	any Preferred Dividend or part thereof in respect of that Class of Preferred Shares remains unpaid for a period of more than five Business Days from its applicable Dividend Payment Date;

17.1.2	any Redemption Amount or part thereof in respect of that Class of Preferred Shares remains unpaid for a period of more than five Business Days from its applicable Redemption Date; and/or

17.1.3	a resolution of the Issuer is proposed for its winding-up or reduction of capital of the Issuer.

17.2	At every shareholders meeting of the Issuer at which both the Preferred Shareholders and the holders of Ordinary Shares are entitled to be present and to exercise voting rights, or in respect of any resolution in writing proposed to be passed in respect of which both the Preferred Shareholders and the holders of Ordinary Shares are entitled to vote, each Preferred Shareholder shall in respect of each Preferred Share held by it be entitled to exercise one vote for every Preferred Share held, subject to all Preferred Shares in aggregate carrying a maximum of 24.99% of the voting rights exercisable by all the shareholders at such meeting. Should the voting rights that would be exercisable by the holders of the Preferred Shares in the absence of the above limitation exceed 24.99% of the voting rights exercisable by all the shareholders at such meeting, then the number of votes exercisable by the holders of the Preferred Shares will be reduced pro rata.

17.3	At every meeting of the Preferred Shareholders, whether of all Preferred Shareholders or of a separate Class of Preferred Shareholders, or in respect of any resolution in writing proposed to be passed by the Preferred Shareholders, each Preferred Shareholder shall in respect of each Preferred Share held by it be entitled to exercise one vote for every Preferred Share held.

17.4	In respect of every meeting of the Preferred Shareholders, or in respect of any resolution in writing proposed to be passed by the Preferred Shareholders, whether of all Preferred Shareholders or of a separate Class of Preferred Shareholders, the provisions of the IoM Companies Act and the Articles of Association relating to shareholders meetings and resolutions in writing of the Issuer shall apply mutatis mutandis, including in respect of notice of meetings, conduct of meetings, meeting quorums and adjournment and the circulation of resolutions in writing. In addition to the above, the Issuer will, in respect of every meeting of Preferred Shareholders holding a Class of Preferred Shares, comply with the Applicable Procedures.

18.	REPRESENTATIONS AND WARRANTIES

The Issuer makes the following representations and warranties to each Preferred Shareholder:

18.1	the Issuer is a company with limited liability duly incorporated and validly existing under the laws of the Isle of Man;

18.2	the Issuer has the power in terms of its Articles of Association to issue the Preferred Shares and it does not have any class of preferred shares or other shares which rank in priority to the Preferred Shares with respect to:

18.2.1	the payment of dividends by the Issuer; and/or

18.2.2	the distribution of the assets of the Issuer in the event of the liquidation, dissolution or winding-up of the Issuer, whether voluntary or involuntary, or any other distribution of the assets of the Issuer whether for the purpose of winding up its affairs or otherwise;

18.3	the Preferred Shares will be validly allotted and issued and the directors of the Issuer have the necessary authority and have taken the necessary steps to determine that the allotment and issue of the Preferred Shares should be made subject to the rights and privileges set out in the Preferred Share Terms and Conditions;

18.4	the Issuer will satisfy the Solvency Test as at the date of each distribution to be made by the Issuer in respect of the Preferred Shares and shall otherwise comply with the provisions of the IoM Companies Act in respect of those distributions;

18.5	on each Issue Date, the issue of the Preferred Shares does not conflict with any Applicable Law; and

18.6	on each Dividend Payment Date, the payment of the Preferred Dividends to be paid by the Issuer shall not conflict with any Applicable Law.

19.	GOVERNING LAW

The Preferred Shares and the Preferred Share Terms and Conditions are governed by, and will be construed in accordance with, the laws of the Isle of Man.

SIGNED at ______________________________ on this _________________ day of __________________________________________ 2025

For and on behalf of

PK Investments Limited

Name:	Timothy Mark Callister	Name:	Monika Zoradova
Capacity:	Director	Capacity:	Director
Who warrants their authority hereto		Who warrants their authority hereto

USE OF PROCEEDS

Capitalised terms used in this section headed “Use of Proceeds” shall bear the same meanings as used in the Preferred Share Terms and Conditions, except to the extent that they are separately defined in this section or this is clearly inappropriate from the context.

The net proceeds from each issue of Preferred Shares will be applied as described in the Applicable Pricing Supplement.

DESCRIPTION OF THE ISSUER

All information pertaining to, inter alia, the description of the Issuer, its business, management and corporate governance, is set out in the Information Statement, which will be amended and restated from time to time, which is incorporated by reference in, and forms part of this Programme Memorandum, and is available on the Issuer’s website at https://primekapital.com/pk-investments/.

SETTLEMENT, CLEARING AND TRANSFERS OF PREFERRED SHARES

Capitalised terms used in this section headed “Settlement, Clearing and Transfer of Preferred Shares” shall bear the same meanings as those used in the Preferred Share Terms and Conditions, except to the extent that they are separately defined in this section or are clearly inappropriate from the context.

Preferred Shares held in the CSD

Clearing systems

Each Tranche of Preferred Shares which is issued in uncertificated form, will be cleared through the CSD. Each such Tranche of Preferred Shares will be issued, cleared and transferred in accordance with the Applicable Procedures and the Preferred Share Terms and Conditions. Each such Tranche of Preferred Shares will be settled through Participants who will comply with the electronic settlement procedures prescribed by the CSD. The Preferred Shares may be accepted for clearance through any additional clearing system as may be agreed between the Issuer and the Dealer(s).

Participants

The CSD maintains accounts only for the Participants. The Participants are in turn required to maintain securities accounts for their clients. The clients of Participants may include the holders of Beneficial Interests in the Preferred Shares in uncertificated form or as custodians for such holders, may exercise their rights in respect of the Preferred Shares held by them in the CSD only through the Participants. Euroclear Bank S.A./N.V., as operator of the Euroclear System and Clearstream Banking société anonyme (Clearstream Luxembourg) will settle offshore transfers through their South African Participant.

Settlement and clearing

Participants will be responsible for the settlement of script and payment transfers through the CSD and the South African Reserve Bank.

While a Tranche of Preferred Shares is held in the CSD, the Nominee will be named in the Register as the sole holder of the Preferred Shares in that Tranche. All amounts to be paid in respect of Preferred Shares held in the CSD will be paid to the CSD pursuant to the Applicable Procedures, and all rights to be exercised in respect of the Preferred Shares issued in uncertificated form and held in the CSD may be exercised only in accordance with the Applicable Procedures.

In relation to each Person shown in the records of the CSD or the relevant Participant, as the case may be, as the holder of a Beneficial Interest in a particular aggregate number of Preferred Shares, a certificate or other document issued by the CSD or the relevant Participant, as the case may be, as to aggregate number of Preferred Shares, as the case may be, standing to the account of such Person shall be prima facie proof of such Beneficial Interest. The Nominee (as the registered holder of the applicable Preferred Shares named in the Register) will be treated by the Issuer, the Paying Agent, the Transfer Agent and the relevant Participant as the holder of that aggregate number of Preferred Shares, as applicable, for all purposes.

Payments of all amounts in respect of a Tranche of Preferred Shares which is in uncertificated form and held in the CSD will be made to the CSD, which in turn will transfer such funds, via the Participants, to the holders of Beneficial Interests. Each of the persons reflected in the records of the CSD or the relevant Participant, as the case may be, as the holders of Beneficial Interests in Preferred Shares shall look solely to the CSD or the relevant Participant, as the case may be, for such Person’s share of each payment so made by (or on behalf of) the Issuer.

Preferred Shares issued in uncertificated form

The Issuer will, subject to Applicable Laws, issue Preferred Shares in uncertificated form.

Preferred Shares issued in uncertificated form will not be represented by any Certificate or written instrument.

All transactions in uncertificated securities as contemplated in the SA Financial Markets Act will be cleared and settled in accordance with the Applicable Procedures. All the provisions relating to Beneficial Interests in the Preferred Shares held in the CSD will apply to Preferred Shares issued in uncertificated form.

Beneficial Interests

The CSD will hold each Tranche of Preferred Shares issued in uncertificated form, subject to the SA Financial Markets Act and the Applicable Procedures.

Accordingly, and except where the contrary is provided in the Preferred Share Terms and Conditions, all amounts to be paid in respect of the Preferred Shares issued in uncertificated form and held in the CSD will be paid to the CSD pursuant to the Applicable Procedures, and all rights to be exercised in respect of the Preferred Shares issued in uncertificated form and held in the CSD may be exercised only in accordance with the Applicable Procedures.

The CSD maintains central securities accounts only for Participants.

The Participants are in turn required to maintain securities accounts for their clients. The clients of Participants may include the holders of Beneficial Interests in the Preferred Shares or their custodians. The clients of Participants, as the holders of Beneficial Interests or as custodians for such holders, may exercise their rights in respect of the Preferred Shares held by them in the CSD only through their Participants.

In relation to each person shown in the records of the CSD or the relevant Participant, as the case may be, as the holder of a Beneficial Interest in the Preferred Shares, a certificate or other document issued by the CSD or the relevant Participant, as the case may be, as to the number of such Preferred Shares standing to the account of such person shall be prima facie proof of such Beneficial Interest. However, the registered holder of such Preferred Shares named in the Register will be treated by the Issuer, the Paying Agent, the Transfer Agent and the relevant Participant as the holder of that outstanding amount of such Preferred Shares for all purposes.

Payments of dividends and principal in respect of Preferred Shares held in uncertificated form, will be made in accordance with Condition 9 to the CSD, and the Issuer will be discharged by proper payment to or to the order of the CSD in respect of each amount so paid. The CSD will in turn transfer such funds, via the Participants, to the holders of Beneficial Interests.

Each of the persons shown in the records of the CSD and the relevant Participant, as the case may be, as the holders of Beneficial Interests will look solely to the CSD or the relevant Participant, as the case may be, for such person’s share of such payment so made by the Issuer to, or to the order of, the registered holder of such Preferred Shares.

Transfers of Beneficial Interests in the Preferred Shares held in the CSD to and from clients of the Participants occur by electronic book entry in the central securities accounts of the clients of the Participants. Transfers among Participants of Preferred Shares held in the CSD system occur through electronic book entry in the Participants’ central security accounts with the CSD. Beneficial Interests may be transferred only in accordance with the Preferred Share Terms and Conditions and the rules and operating procedures for the time being of the CSD and Participants.

The Issuer shall regard the Register as the conclusive record of title to the Preferred Shares.

Certificates

The Preferred Shares represented by Certificates will be registered in the name of the individual holders in the respective Register of holders.

Preferred Shares represented by Certificates may be transferred only in accordance with the Preferred Share Terms and Conditions.

All payments in respect of Preferred Shares represented by Certificates will be made in accordance with Condition 9 to the person reflected as the registered holder of such Certificates in the Register on the Record Date, and the Issuer will be discharged by proper payment to or to the order of the registered holder of the Certificate in respect of each amount so paid.

Records of payments, trust and voting

Neither the Issuer nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Beneficial Interests, or for maintaining, supervising or reviewing any records relating to Beneficial Interests. Neither the Issuer nor the Paying Agent nor the Transfer Agent will be bound to record any trust in the Register or to take notice of or to accede to the execution of any trust (express, implied or constructive) to which any Preferred Shares may be subject to. Holders of Beneficial Interests vote in accordance with the Applicable Procedures.

TAXATION

The comments below are intended as a general guide to the current position under the laws of South Africa and the Isle of Man. The contents of this section headed “Taxation” do not constitute tax advice and persons should consult their professional advisers.

The information contained below is intended to be a general guide to the relevant tax laws of South Africa and the Isle of Man as at the Programme Date and is not intended as comprehensive advice and does not purport to describe all of the considerations that may be relevant to a prospective purchaser of Preferred Shares. Prospective purchasers of Preferred Shares should consult their own professional advisers in regard to the purchase of Preferred Shares and the tax implications thereof. Accordingly, the Issuer makes no representation and gives no warranty or undertaking, express or implied, and accepts no responsibility for the accuracy or completeness of the information contained in this section. The information contained below sets out guidelines on the current position regarding South African taxation for taxpayers who hold the Preferred Shares as capital assets. Traders in these Preferred Shares should consult their own advisers.

South Africa

Residents

Under current South African tax laws, a “resident” (as defined in section 1 of the SA Income Tax Act) is subject to South African income tax on his/her worldwide income. Accordingly, all Preferred Shareholders who are “residents” of South Africa will generally be subject to income tax, subject to available deductions, allowances and exemptions, on any income (including income in the form of dividends) earned in respect of the Preferred Shares.

A natural person is a resident of South Africa for tax purposes if (i) he/she is ordinarily resident in South Africa, or (ii) he/she is not ordinarily resident in South Africa but is physically present in South Africa for certain periods specified in the SA Income Tax Act. A juristic person is a resident of South Africa for tax purposes if it is incorporated, established or formed in South Africa or if it has its place of effective management in South Africa.

1.	DIVIDENDS

Prospective Preferred Shareholders are advised to consult their own professional advisers as to whether dividends which are received by or accrue to them in respect of a Preferred Share would result in a tax liability in South Africa.

A monetary amount paid by the Issuer to a Preferred Shareholder, in respect of a Preferred Share, will constitute either a “ foreign dividend” or a “ foreign return of capital” for South African income tax purposes. The determination of which form the amount comprises is made with reference to the treatment of the amount according to tax law relating to companies in the Isle of Man (or in the absence of tax law, company law in the Isle of Man), being the country in which the place of effective management of the Issuer is located.

In essence, an amount will comprise a “ foreign return of capital” if it does not comprise a “ foreign dividend” (i.e., if it is treated as another form of distribution or similar payment for purposes of tax laws applicable to companies in the Isle of Man). It is understood that distributions made in respect of the Preferred Shares will generally comprise dividends for income tax purposes in the Isle of Man and will accordingly generally comprise foreign dividends for South African income tax purposes.

On the basis that Preferred Dividends received or accrued to Prospective Preferred Shareholders will constitute dividends, the Preferred Dividends will be regarded as foreign dividends for South African tax purposes. Foreign dividends are included in the gross income of residents and subject to tax, subject to certain exceptions.

Foreign dividends which are received by or accrue to a Preferred Shareholder in respect of a Preferred Share may, depending on the circumstances set out in the legislation, be fully exempt from income tax in terms of section 10B(2) of the SA Income Tax Act.

Additionally, foreign dividends which are not fully exempt from income tax in terms of section 10B(2) may be partially exempt from income tax in terms of a formula set out in section 10B(3) of the SA Income Tax Act. Prospective Preferred Shareholders will be required to apply this formula to their specific circumstances in order to determine that part of any foreign dividend which is exempt from income tax in terms of section 10B(3).

The exemptions from income tax provided by section 10B(2) and section 10B(3) may not apply in certain circumstances and, accordingly, Prospective Preferred Shareholders are advised to consult their own professional advisers as to the extent that these exemptions from income tax may be available to them.

Redemption

On the redemption of the Preferred Shares, the South African tax treatment will depend on whether such redemption constitutes a “ foreign dividend” (see above), or a “ foreign return of capital”.

To the extent that an amount payable by the Issuer to a South African resident Preferred Shareholder on redemption of the Preferred Shares constitutes a “ foreign return of capital”, such an amount should not be included in the “gross income” of the South African resident Preferred Shareholder and should therefore not be subject to income tax. There may, however, be capital gains tax implications (see below).

The income tax treatment of the Preferred Shares may differ from what is set out above if the provisions of section 8E or 8EA apply (see below).

2.	SECTION 8E AND 8EA

Prospective Preferred Shareholders are advised to consult their own professional advisers as to whether the Preferred Shares may be subject to the provisions of section 8E and 8EA. If the Preferred Shares are subject to these provisions, the tax consequences may differ from what is set out in this Programme Memorandum.

Sections 8E and 8EA operate to re-characterise foreign dividends as “income” as a result of shares constituting “hybrid equity instruments” or “third-party backed shares” under section 8E or section 8EA of the SA Income Tax Act.

In terms of section 8E, if a share qualifies as a “hybrid equity instrument”, foreign dividends which accrue in respect of that share are regarded as income in the hands of the recipient and are taxable as such.

Section 8E defines a “hybrid equity instrument” to include, inter alia, any share, other than an equity share, if (i) the issuer of that share is obliged to redeem it within three years of its date of issue, or (ii) its holder has the option to have the share redeemed within three years of its date of issue. Further, if the Preferred Share is secured by a financial instrument in the form of an interest-bearing arrangement or subject to a negative pledge over a financial instrument in the form of an interest-bearing arrangement, the Preferred Share will be deemed a “hybrid equity instrument”, unless the Preferred Share was issued for a “qualifying purpose” as defined in section 8EA, which includes, among other things, the direct or indirect acquisition of shares in an operating company (and transactions generally involving the re-financing of such acquisitions).

Section 8EA applies to Preferred Shares if they are subject to “enforcement rights”, such as where the Preferred Shareholder has an enforcement right against any person (guarantor) other than the Issuer to, inter alia, acquire that Preferred Share from the Preferred Shareholder or make any payment in respect of that Preferred Share in terms of a guarantee, indemnity or similar arrangement, as a result of any amount of any specified foreign dividend or foreign return of capital attributable to that Preferred Share not being received by, or accruing to, the Preferred Shareholder. If Preferred Shares fall within the provisions of section 8EA, the Preferred Shares will constitute a “third-party backed share” and the foreign dividends will be deemed to be income in the Preferred Shareholder’s hands, unless an exemption applies, for example, if there are excluded guarantors under section 8EA(3)(b).

3.	CAPITAL GAINS

Prospective Preferred Shareholders are advised to consult their own professional advisers as to whether a disposal of Preferred Shares will result in a capital gains tax liability in South Africa.

The South African tax system distinguishes between the tax treatment of receipts and accruals of a revenue nature and those of a capital nature. Capital receipts are subject to capital gains tax ("CGT"), while revenue receipts are subject to normal income tax.

The determination of whether shares are held as capital assets is generally a question of fact and depends primarily upon the intention with which the shares were acquired and held, and will be determined by applying South African common law principles as well as the “safe harbour” rules in terms of section 9C of the SA Income Tax Act (if applicable). Section 9C provides that if an “equity share” is held for a continuous period of at least three years, any gains or losses derived from the disposal of such share will be deemed to be capital in nature irrespective of what the actual intention was. Prospective Preferred Shareholders are advised to consult their own profession advisers as to whether section 9C would apply to them.

South Africa Resident Preferred Shareholders

Any disposal of the Preferred Shares, by a Preferred Shareholder who is a South African resident, may be subject to CGT, where applicable, determined in accordance with the CGT provisions contained in the Eighth Schedule to the SA Income Tax Act.

Where a Preferred Shareholder receives a “ foreign return of capital” prior to the disposal of its Preferred Shares, the Preferred Shareholder must reduce their base cost for CGT purposes by the amount received. If the amount received exceeds the base cost of the Preferred Shares, the excess portion will be treated as a capital gain in the hands of a Preferred Shareholder for the year of assessment in which the foreign return of capital is received by or accrues to the Preferred Shareholder and will be subject to CGT.

Additionally, paragraph 43A of the Eighth Schedule to the SA Income Tax Act may apply to a South African resident Preferred Shareholder that is a company and that holds at least 10% of the equity shares and voting rights in the Issuer (whether alone or together with any other company forming part of the same group of companies) where that Preferred Shareholder disposes of a Preferred Share and:

●	a Preferred Shareholder, at any time within 18 months prior to the date of disposal, held a “qualifying interest” in the Issuer;

●	as part of the disposal of the Preferred Shares, or within 18 months prior to that disposal, the Issuer paid an “exempt dividend” (being a foreign dividend that is exempt from both normal tax and Dividends Tax) to a Preferred Shareholder; and

●	a portion of those “exempt dividends” constitute “extraordinary dividends”. A foreign dividend on the Preferred Shares will be an “extraordinary dividend” where the Preferred Share is a “preference share” as defined in section 8EA, to the extent that the foreign dividends in respect of that share exceed a rate of 15% per annum.

If paragraph 43A applies, the extraordinary exempt dividends will be deemed to form part of the proceeds of the disposal of the Preferred Shares (and will be subject to CGT). Prospective Preferred Shareholders are advised to consult their own professional advisers as to whether paragraph 43A of the Eighth Schedule may apply to them.

Capital gains are subject to CGT at an effective tax rate of 21.6% for companies (which is the inclusion rate of the gain into taxable income at 80% multiplied by the corporate tax rate of 27%), or up to 18% for individuals (which is the inclusion rate at 40% multiplied by the highest marginal tax rate of 45%). For individual shareholders, an annual exclusion from capital gains of R40,000 can be applied against a capital gain.

Non-Resident Preferred Shareholders

Preferred Shareholders who are not tax resident in South Africa will generally not be subject to CGT (if any) on the disposal of Preferred Shares unless the Preferred Shares are attributable to the permanent establishment of such non‑resident located in South Africa.

4.	VALUE-ADDED TAX

No value-added tax (VAT) is payable on the issue or transfer of the Preferred Shares in terms of the South African Value-Added Tax Act 89 of 1991 (the VAT Act). The issue, sale or transfer of the Preferred Shares constitute “ financial services” as defined in section 2 of the VAT Act. In terms of section 2 of the VAT Act, the issue, allotment or transfer of ownership of an equity security or a participatory security constitutes a financial service, which is exempt from VAT in terms of section 12(a) of the VAT Act.

However, commissions, fees or similar charges raised for the facilitation of the issue, allotment or transfer of ownership of the Preferred Shares will be subject to VAT at the standard rate (currently 15% (fifteen per cent)), except where the recipient is a non-resident as contemplated below.

Services (including exempt financial services) rendered to non-residents of South Africa who are not in South Africa when the services are rendered, are subject to VAT at the zero rate in terms of section 11(2)(l) of the VAT Act.

5.	DEFINITIONS

The references to “dividend” and “ foreign dividend” above mean “dividend ” and “ foreign dividend” respectively as understood in South African tax law. The statements above do not take account of any different definitions of “dividend” or “ foreign dividend” which may prevail under any other law or which may be created by the Preferred Share Terms and Conditions or related documentation.

Isle of Man

Isle of Man Taxation

The statements set out below are intended only as a general guide to current aspects of Isle of Man taxation. The summary does not purport to be an exhaustive analysis of all potential Isle of Man tax. If you are in any doubt as to your tax position or if you may be subject to tax in any other jurisdiction, you are strongly recommended to consult an appropriate professional adviser.

Tax residence in the Isle of Man

The Issuer is resident for taxation purposes in the Isle of Man by virtue of being incorporated in the Isle of Man.

Capital taxes in the Isle of Man

The Isle of Man has a regime for the taxation of income, but there are no capital duties, stamp taxes or inheritance taxes in the Isle of Man. No Isle of Man stamp duty will be payable on the issue or transfer of, or any other dealing in, the Preferred Shares.

Zero rate of corporate income tax in the Isle of Man

The Isle of Man now operates a zero rate of tax for most corporate taxpayers. This will include the Issuer. Under this regime, the Issuer is subject to corporate income tax in the Isle of Man at the standard rate of zero percent; there is no withholding to be made by the Issuer on account of Isle of Man tax in respect of dividends paid by the Issuer.

EXCHANGE CONTROL

Capitalised terms used in this section headed “Exchange Control” shall bear the same meanings as used in the Preferred Share Terms and Conditions, except to the extent that they are separately defined in this section or this is clearly inappropriate from the context.

The information below is intended as a general guide to the current position under the Exchange Control Regulations as at the date of this Programme Memorandum. The contents of this section headed “Exchange Control” do not constitute exchange control advice and do not purport to describe all of the considerations that may be relevant to a prospective subscriber for or purchaser of any Preferred Shares. Prospective subscribers for or purchasers of any Preferred Shares should consult their professional advisers in this regard.

For purposes of this section, Common Monetary Area means South Africa, Lesotho, Namibia, and Eswatini.

Emigrants from the Common Monetary Area

Emigrants from the Common Monetary Area seeking to fund the Preferred Shares from their Emigrant’s Capital Account (i.e. a South African bank account holding remaining assets of the Emigrant) must obtain prior exchange control approval from an Authorised Dealer or from the South African Reserve Bank through an Authorised Dealer. Each emigrant would have to approach its South African bank (in its capacity as an Authorised Dealer) for the approval.

Non-residents of the Common Monetary Area and residents of Lesotho, Namibia and Eswatini

Non-residents of the Common Monetary Area and residents of Lesotho, Namibia and Eswatini acquiring Preferred Shares must satisfy themselves to the full observance of the laws of their relevant jurisdiction concerning investment in the Preferred Shares, including obtaining any requisite governmental and other consents, observing any other requisite formalities and paying any transfer or other taxes due in such territory. If in doubt, non-residents should consult their professional advisors without delay.

South African investors

South African investors acquiring Preferred Shares must do so using their permissible foreign portfolio investment allowances in terms of the Exchange Control Regulations. Should South African investors acquire the Preferred Shares in exchange for investments they hold in a South African inward listed company, the South African investors (particularly corporates, trusts, partnerships, and private individuals) must obtain prior exchange control approval from their Authorised Dealers or from the SARB through their Authorised Dealers.

Exchange control – Issuer

As at the date of this Programme Memorandum, the Issuer has obtained the necessary exchange control approval for this Programme.

SUBSCRIPTION AND SALE

Capitalised terms used in this section entitled “Subscription and Sale” shall bear the same meanings as used in the Preferred Share Terms and Conditions, except to the extent that they are separately defined in this section or this is clearly inappropriate from the context.

In terms of (and subject to) the Programme Agreement, PSG Capital have been appointed as Dealer on an on-going basis for the duration of the Programme. The Issuer may appoint one or more Dealers for a specific issue of one or more Tranches of Preferred Shares or on an on-going basis. In terms of (and subject to) the Programme Agreement, the Issuer may from time to time agree with any Dealer(s) to issue, and any Dealer(s) may agree to place, one or more Tranches of Preferred Shares.

SELLING RESTRICTIONS

South Africa

Prior to the issue of any Tranche of Preferred Shares under the Programme by the Issuer, each Dealer for that Tranche of Preferred Shares will be required to represent and agree that it will not solicit any offers for subscription for or sale of the Preferred Shares in that Tranche of Preferred Shares, and will itself not sell Preferred Shares, in South Africa, in contravention of the SA Companies Act, the SA Banks Act, the Exchange Control Regulations and/or any other Applicable Laws and regulations in force from time to time.

In particular, without limitation, this Programme Memorandum does not, nor is it intended to, constitute a registered prospectus (as that term is defined in the SA Companies Act) and each Dealer will be required to represent and agree that it will not make “an offer to the public” (as that term is defined in the SA Companies Act) of any of the Preferred Shares in that Tranche of Preferred Shares (whether for subscription or sale), for purposes of which Preferred Shares will not be offered to any person other than (i) persons falling within the exemptions set out in section 96(1)(a) of the Companies Act; or (ii) persons who subscribe, as principal, for Preferred Shares at a minimum aggregate Issue Price as envisaged in section 96(1)(b) of the Companies Act.

Information made available in this Programme Memorandum should not be considered as “advice” as defined in the Financial Advisory and Intermediary Services Act, 2002.

Isle of Man

Any offer for subscription or sale of the Preferred Shares made within the Isle of Man can only be made: (i) by an Isle of Man financial services licence holder licensed under section 7 of the Isle of Man Financial Services Act; or (ii) in accordance with any relevant exclusion contained in the Isle of Man Regulated Activities Order 2011, as amended or in terms of an exemption contained in the Isle of Man Financial Services (Exemptions) Regulations 2011, as amended.

This Programme Memorandum has not been approved by or filed with any regulatory authority in the Isle of Man, including the Isle of Man Financial Services Authority.

General

Prior to the issue of any Tranche of Preferred Shares under the Programme, each Dealer who has (or will have) agreed to place that Tranche of Preferred Shares will be required to agree that:

(a)	it will (to the best of its knowledge and belief) comply with all Applicable Laws in force in each jurisdiction in which it purchases, subscribes or procures subscriptions for, offers or sells Preferred Shares in that Tranche or has in its possession or distributes this Programme Memorandum and will obtain any consent, approval or permission required by it for the purchase, subscription, offer or sale by it of Preferred Shares in that Tranche under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, subscriptions, offers or sales; and

(b)	it will comply with such other or additional restrictions as the Issuer and such Dealer agree and as are set out in the Applicable Pricing Supplement.

Neither the Issuer nor any of the Dealers represent that the Preferred Shares may at any time lawfully be subscribed for or sold in compliance with any applicable registration or other requirements in any jurisdiction or pursuant to any exemption available thereunder or assumes any responsibility for facilitating such subscription or sale.

GENERAL INFORMATION

Capitalised terms used in this section entitled “General Information” shall bear the same meanings as used in the Preferred Share Terms and Conditions, except to the extent that they are separately defined in this section or this is clearly inappropriate from the context.

Authorisations

All consents, approvals, Authorisations or other orders of all regulatory authorities required by the Issuer under the laws of South Africa and the Isle of Man have been given for the establishment of the Programme and the issue of Preferred Shares under the Programme and for the Issuer, Transfer Agent, Settlement Agent, Calculation Agent and Paying Agent to undertake and perform their respective obligations in terms of the Preferred Shares.

If exchange control approval is required for the issue of any Tranche of Preferred Shares, such exchange control approval will be obtained prior to the issue of such Tranche of Preferred Shares.

Listing

This Programme Memorandum has not been approved or registered with any Financial Exchange. Only Unlisted Preferred Shares will be issued under the Programme, which will not be regulated by any Financial Exchange.

Documents available

Copies of the following documents will, when published, be available from the registered office of the Issuer as set out at the end of this Programme Memorandum:

(a)	the documents incorporated under the section headed “Documents Incorporated by Reference”, unless such documents have been modified or superseded, in which case the modified or superseding documentation will be made available on the Issuer’s website at https://primekapital.com/pk-investments/;

(b)	all amendments and supplements to this Programme Memorandum prepared by the Issuer from time to time in accordance with the terms of the Programme Agreement and will also be made available on the Issuer’s website at https://primekapital.com/pk-investments/;

(c)	the published audited annual financial statements of the Issuer and the interim financial statements of the Issuer will also be available on the Issuer’s website at https://primekapital.com/pk-investments/; and

(d)	each Applicable Pricing Supplement relating to any Tranche of Preferred Shares issued under the Programme and will also be made available on the Issuer’s website at https://primekapital.com/pk-investments/.

Clearing systems

The uncertificated Preferred Shares have been accepted for clearance through the CSD and may be accepted for clearance through any additional clearing system as may be agreed between the Issuer and the Dealer(s).

Auditors

PricewaterhouseCoopers LLC have acted as the auditors of the financial statements of the Issuer for the financial years ended 30 June 2022, 30 June 2023 and 30 June 2024 and, in respect thereof, have issued an unqualified audit report.

Litigation

The Issuer has not been involved in any legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuer is aware) that may have or have had a material effect on the financial position of the Issuer in the previous twelve months.

Material Change

As at the date of this Programme Memorandum, following due and careful enquiry, there has been no material change in the financial or trading position of the Issuer and its Subsidiaries, if applicable, that has occurred since the date of publication of the Issuer’s unaudited interim financial results for the nine month period ended 31 March 2025.

Compliance

The Issuer is incorporated in terms of and in compliance with the provisions of, inter alia, the IoM Companies Act and is acting in conformity with its Articles of Association.

CORPORATE INFORMATION

ISSUER

PK Investments Limited

(Registration number 014469V)
Part of the Second Floor
Exchange House

54-62 Athol Street

Douglas

Isle of Man IM1 1JD

Contact: Mr Timothy Mark Callister

Tel: +44 7624 461 949

ARRANGER

PSG Capital Proprietary Limited

(Registration number 2006/015817/07)
1st Floor, Ou Kollege Building

35 Kerk Street

Stellenbosch
7600
South Africa

and

The Place, First Floor

1 Sandton Drive, North Towers

Sandhurst, Sandton
2196

South Africa

Contact: Ms Monica Griessel

Tel: +27 (0) 10 978 2434

DEALERS

PSG Capital Proprietary Limited
(Registration number 2006/015817/07)
1st Floor, Ou Kollege Building
35 Kerk Street
Stellenbosch
7600
South Africa

and

The Place, First Floor
1 Sandton Drive, North Towers
Sandhurst, Sandton
2196
South Africa
Contact: Ms Monica Griessel
Tel: +27 (0) 10 978 2434

PK Investments Limited (Registration number 014469V) Part of the Second Floor Exchange House 54-62 Athol Street Douglas Isle of Man IM1 1JD Contact: Mr Timothy Mark Callister Tel: +44 7624 461 949

STRATE ISSUER AGENT, PAYING AGENT AND SETTLEMENT AGENT

FirstRand Bank Limited

(acting through its Rand Merchant Bank division)

(Registration number 1929/001225/06)

1 Merchant Place

Cnr Fredman Drive and Rivonia Road

Sandton, Gauteng
2146

South Africa

Contact: Head – Debt Finance Group

Tel: +27 (0) 11 282 8000

CALCULATION AGENT

PK Investments Limited

(Registration number 014469V)
Part of the Second Floor
Exchange House

54-62 Athol Street

Douglas

Isle of Man IM1 1JD

Contact: Mr Timothy Mark Callister

Tel: +44 7624 461 949

TRANSFER AGENT

CTSE Registry Services Proprietary Limited

(Registration number 2016/396777/07)
The District

Block B, 6th Floor
41 Sir Lowry Road
Woodstock
Cape Town
7925

South Africa
Contact: Ms Estelle de Jager

Tel:+27 (0) 11 100 8352

LEGAL ADVISERS TO THE ISSUER, ARRANGER AND DEALERS AS TO SOUTH AFRICAN LAW

Bowman Gilfillan Incorporated t/a Bowmans

(Registration number 1998/021409/21)
11 Alice Lane

Sandton
2196
South Africa

Contact: Mr Casper van Heerden
Tel: +27 (0) 11 669 9354

LEGAL ADVISERS TO THE ISSUER, ARRANGER AND DEALERS AS TO ISLE OF MAN LAW

Simcocks Advocates Limited, Isle of Man

(Registration number 104672C)

Ridgeway House

Ridgeway Street

Douglas

Isle of Man

IM1 1EL

Contact: Mr Alex Spencer

Tel: +44 1624 690352

AUDITORS TO THE ISSUER

PricewaterhouseCoopers LLC

(Registration number 000934L)
Sixty Circular Road

Douglas

Isle of Man

IM1 1SA

Contact: Mr James Gumbley

Tel: +44 1624 689689

PK INVESTMENTS LIMITED

(incorporated in the Isle of Man under registration number 014469V)

Issue of EUR[●],000,000 Redeemable, Non-Participating Preferred Shares
Under its EUR1,000,000,000 Preferred Share Programme

This Applicable Pricing Supplement must be read in conjunction with the Programme Memorandum prepared by the Issuer dated 1 August 2025, as may be amended, varied, restated, novated or supplemented from time to time (the Programme Memorandum) and the general preferences, rights, limitations and other terms attaching to each Preferred Share, as set out or incorporated by reference in the Issuer’s Articles of Association.

References in this Applicable Pricing Supplement to the General Preferred Share Terms are to the section of the Programme Memorandum headed “Preferred Share Terms and Conditions” (the General Preferred Share Terms). References to any Condition in this Applicable Pricing Supplement are to that Condition of the General Preferred Share Terms.

Any capitalised terms not defined in this Applicable Pricing Supplement shall have the meanings ascribed to them in the General Preferred Share Terms.

This document constitutes the Applicable Pricing Supplement relating to the issue of the Class B Preferred Shares described herein (the Class B Preferred Shares).

This Applicable Pricing Supplement may specify other terms and conditions, which are not inconsistent with the General Preferred Share Terms, which shall, to the extent so specified supplement the General Preferred Share Terms for the purpose of such Tranche of Class B Preferred Shares.

To the extent that there is any conflict or inconsistency between the contents of this Applicable Pricing Supplement and the Programme Memorandum, the provisions of the Applicable Pricing Supplement shall prevail.

PARTIES
1.	Issuer	PK Investments Limited
	Registered Office	Part of the Second Floor, Exchange House, 54-62 Athol Street, Douglas, Isle of Man IM1 1JD
2.	Dealer	PK Investments Limited
	Specified Address	Part of the Second Floor, Exchange House, 54-62 Athol Street, Douglas, Isle of Man IM1 1JD
3.	Managers	N/A
4.	Paying Agent	FirstRand Bank Limited, acting through its Rand Merchant Bank division
	Specified Address	1 Merchant Place, Cnr Fredman Drive and Rivonia Road, Sandton, Gauteng, 2146, South Africa
5.	Calculation Agent	PK Investments Limited
	Specified Address	Part of the Second Floor, Exchange House, 54-62 Athol Street, Douglas, Isle of Man IM1 1JD
6.	Transfer Agent	CTSE Registry Services Proprietary Limited
	Specified Address	15 Biermann Avenue, Woodstock Exchange Building, Block B, 5th Floor, 66-68 Allbert Road, Woodstock
7.	Strate Issuer Agent	FirstRand Bank Limited, acting through its Rand Merchant Bank division
	Specified Address	1 Merchant Place, Cnr Fredman Drive and Rivonia Road, Sandton, Gauteng, 2146, South Africa

8.	Settlement Agent		FirstRand Bank Limited, acting through its Rand Merchant Bank division
	Specified Address		1 Merchant Place, Cnr Fredman Drive and Rivonia Road, Sandton, Gauteng, 2146, South Africa
DESCRIPTION OF THE PREFERRED SHARES
9.	Status of the Preferred Shares		Redeemable, non-participating Preferred Shares
10.	Listed/Unlisted		Unlisted
11.	Class		Class B
12.	Tranche number		1
13.	Aggregate Issue Price of this Tranche		EUR[ ]
14.	Number of Preferred Shares		[ ]
15.	Dividend/Payment Basis		N/A, see Schedule 1 entitled “Additional Terms and Conditions”
16.	Issue Date		[ ] 2025
17.	Minimum Aggregate Issue Price per subscriber, acting as principal		Not applicable
18.	Issue Price		EUR[ ] per Preferred Share
19.	Dividend Commencement Date		Applicable, see Schedule 1 entitled “Additional Terms and Conditions”
20.	Final Redemption Date		The 5th anniversary of the Issue Date or, if such day is not a Business Day, the next Business Day determined in accordance with the Applicable Business Day Convention and the Applicable Procedures
21.	Final Redemption Amount		Applicable, see Schedule 1 entitled “Additional Terms and Conditions”
22.	Applicable Business Day Convention		Following Business Day
23.	Set out the relevant description of any additional/other Preferred Share Terms and Conditions relating to the Preferred Shares (including additional covenants, if any)		Applicable, see Schedule 1 entitled “Additional Terms and Conditions”
FIXED RATE PREFERRED SHARES			Not applicable
FLOATING RATE PREFERRED SHARES			Not applicable
MIXED RATE PREFERRED SHARES			Not applicable
OTHER PREFERRED SHARES
24.	If the Preferred Shares are not Fixed Rate Preferred Shares, Floating Rate Preferred Shares or Mixed Rate Preferred Shares or if the Preferred Shares are a combination of the above and some other Preferred Shares, set out the relevant description of any additional Preferred Share Terms and Conditions relating to such Preferred Shares		See Schedule 1 entitled “Additional Terms and Conditions”
PROVISIONS REGARDING REDEMPTION MATURITY
25.	Redemption at the option of the Issuer:		Yes, see Schedule 1 entitled “Additional Terms and Conditions”
	a)	Early Redemption Date(s)	Applicable, see Schedule 1 entitled “Additional Terms and Conditions”
	b)	Early Redemption Amount(s) and method, if any, of calculation of such amount(s)	Applicable, see Schedule 1 entitled “Additional Terms and Conditions”
	c)	Redeemable in part	Applicable, see Schedule 1 entitled “Additional Terms and Conditions”
	d)	Other terms applicable on Redemption	Applicable, see Schedule 1 entitled “Additional Terms and Conditions”

GENERAL
26.	International Securities Identification Number (ISIN)	[●]
27.	Stock Code	[EPNRAR]
28.	Method of distribution	Public Offer
29.	Credit Rating assigned to the Issuer/the Programme/this Tranche of Preferred Shares (if any), and date of such Credit Rating	N/A
30.	Rating Agency (if any)	N/A
31.	Governing Law	Isle of Man
32.	Last Day to Trade	17h00 on the day that is three Business Days before the Record Date
33.	Record Date	The date on which the holdings of Preferred Shares, upon which the Event entitlement is based, is ascertained, being the Friday immediately prior to each Event, or if such Friday is not a Business Day, the last Business Day of the week preceding the Event
34.	Programme Amount	EUR1,000,000,000
35.	Aggregate Issue Price of all Preferred Shares in issue on the Issue Date of this Tranche	EUR0
36.	Use of proceeds	To acquire additional shares in the issued share capital of MAS pursuant to the Voluntary Bid (as defined in Schedule 1 entitled “Additional Terms and Conditions”)
37.	Additional Redemption Events	N/A
38.	Exchange Control Approval	N/A
39.	Other provisions	See Schedule 1 entitled “Additional Terms and Conditions” and Schedule 2 entitled “Selling restrictions”

Responsibility:

The Issuer certifies that to the best of its knowledge and belief there are no facts that have been omitted from the Programme Memorandum or this Applicable Pricing Supplement which would make any statement false or misleading and that all reasonable enquiries to ascertain such facts have been made and that this Applicable Pricing Supplement contains all information required by Applicable Law. The Issuer accepts full responsibility for the accuracy of the information contained in the Programme Memorandum, this Applicable Pricing Supplement and all documents incorporated by reference (see section of the Programme Memorandum headed “Documents Incorporated by Reference”).

SIGNED at ______________________________ on this _________________ day of __________________________________________ 2025

For and on behalf of

PK Investments Limited

Name:	Timothy Mark Callister	Name:	Monika Zoradova
Capacity:	Director	Capacity:	Director
Who warrants their authority hereto		Who warrants their authority hereto

SCHEDULE 1: ADDITIONAL TERMS AND CONDITIONS

The following are additional terms and conditions (the Additional Terms and Conditions) which apply to the Class B Preferred Shares contemplated in this Applicable Pricing Supplement and which will be incorporated by reference into the Class B Preferred Shares, except that all references in the Programme Memorandum to “the Preferred Shares” shall be deemed to be references to these Class B Preferred Shares.

1.	ADDITIONAL DEFINITIONS

In this Applicable Pricing Supplement, unless inconsistent with the context, the following expressions shall have the following meanings.

1.1	2024 Accounting Principles means MAS’ accounting policies, including management’s judgements, accounting estimates and assumptions that affect the application of MAS’ accounting policies, as applied in MAS’ condensed consolidated interim financial statements for the six-month period to 31 December 2024 prepared in terms of IFRS;

1.2	Adjusted NAV means the equity attributable to owners of the MAS Group as reflected in the consolidated statement of financial position contained in the Reference Financials adjusted by:

1.2.1	deducting the disclosed sum of the preferred equity in PKM Development Limited and arrears coupon on such preferred equity as reflected in the Reference Financials, being the sum of preferred equity and arrears coupon adjusted for any fair valuation or impairment adjustments;

1.2.2	adding the sum of preferred equity and arrears coupon as at the date of the Reference Financials, calculated as the sum of preferred equity and arrears coupon excluding any fair valuation or impairment adjustments, multiplied by 85%;

1.2.3	adding the deferred taxation liabilities as reflected in the Reference Financials;

1.2.4	deducting the sum of the deferred taxation on each of MAS’s assets, determined individually for each asset based on:

1.2.4.1	the book value of that asset as reflected in the Reference Financials less the fiscal tax base of that asset; multiplied by:

1.2.4.2	the applicable statutory tax rate as at the date of the Reference Financials;

1.2.5	deducting the deferred taxation assets and intangible assets as reflected in the Reference Financials; and

1.2.6	deducting all cash and other distributions which have been declared and paid by MAS to the extent not already accounted for as a liability by MAS in the Reference Financials;

1.3	Adjusted NAV per Share means (i) the Adjusted NAV, divided by (ii) the number of issued shares used by MAS to determine the net asset value per share for IFRS purposes, in each case based on the Reference Financials and adjusted to reverse the effects of any MAS share consolidations, capitalization issues, MAS share splits or other MAS share capital reorganisations by MAS after the Issue Date;

1.4	Approved Auditors means PricewaterhouseCoopers, KPMG, Ernst Young, Deloitte & Touche, BDO and Forvis Mazars;

1.5	Cash Distributions means any and all cash distributions received by the Issuer from MAS in its capacity as shareholder of MAS;

1.6	Cash Receipts means all Cash Distributions and the net proceeds (after any necessary costs and taxes incurred) received by the Issuer from a disposal of any MAS shares;

1.7	Cumulative Distributions per Share means the sum of all distributions (including Cash Distributions) per share declared and paid by MAS between the Issue Date and the Redemption Date, adjusted to reverse the effects of any MAS share consolidations, capitalization issues, MAS share splits or other MAS share capital reorganisations by MAS after the Issue Date;

1.8	Early Redeem has the meaning given to it in paragraph 2.1.1 below and Early Redemption shall have a similar meaning;

1.9	Early Redemption Amount means an amount equal to the Issue Price per Class B Preferred Share;

1.10	EUR Face Value means EURc1.50;

1.11	EUR Face Value Increase Amounts means, with effect from the First Anniversary, the EUR Face Value increased at a rate equal to 7% per annum, compounded on each Face Value Calculation Date;

1.12	Face Value Calculation Dates means the end of every 6 months after the First Anniversary;

1.13	Final Redemption shall have the meaning given to it in paragraph 2.2.1 below;

1.14	Final Redemption Amount means an amount equal to the Issue Price per Class B Preferred Share;

1.15	First Anniversary means the first anniversary of the Issue Date;

1.16	Floor Value means per Class B Preferred Share an amount equal to the sum of:

1.16.1	the EUR Face Value of the Class B Preferred Share; plus

1.16.2	all EUR Face Value Increase Amounts attributable to that Class B Preferred Share on all previous Face Value Calculation Dates;

1.17	Independent Expert means any of the Approved Auditors, provided that such firm is not at such time the appointed auditor of the Issuer, any of its Affiliates or MAS, which Approved Auditors shall act as expert and not as arbitrator;

1.18	MAS means MAS P.L.C. a company registered in Malta with Registration number C 99355;

1.19	MAS Group means all the entities within the MAS group;

1.20	Redemption Dividend means the higher of:

1.20.1	90% of the sum of (i) the Adjusted NAV per Share and (ii) Cumulative Distributions per Share divided by 100; and

1.20.2	the Floor Value of each Preferred Share,

minus the Issue Price per Preferred Share;

1.21	Reference Financials means:

1.21.1	as at any relevant date, MAS’ latest publicly available financial statements prepared in terms of IFRS and, if applicable, as amended in terms of paragraph 4; and specifically in relation to:

1.21.2	an Early Redemption pursuant to paragraph 2.1, MAS’ latest publicly available financial statements prepared in terms of IFRS as at the date of the notice in terms of paragraph 2.1.1 in respect of that Early Redemption and, if applicable, as amended in terms of paragraph 4; and

1.21.3	a Final Redemption pursuant to paragraph 2.2, MAS’ latest publicly available financial statements prepared in terms of IFRS as at the Final Redemption Date and, if applicable, as amended in terms of paragraph 4;

1.22	Restricted Period means, in relation to a Preferred Share, the period commencing on the Issue Date of that Preferred Share and ending on the day after the third anniversary of its Issue Date; and

1.23	Voluntary Bid means the voluntary bid made by the Issuer to the MAS shareholders, in terms of which the Issuer offers to acquire all of the MAS shares not already held by it on and subject to the terms and conditions set out in the circular posted to the MAS shareholders on or about 4 August 2025.

2.	REDEMPTION

2.1	Early Redemption

2.1.1	During the Restricted Period, the Issuer shall be entitled (but not obliged) to voluntarily redeem at the Early Redemption Amount any of the Class B Preferred Shares (Early Redeem) provided that the Issuer gives written notice in terms of 8.2 of the Programme Memorandum.

2.1.2	Following the Restricted Period, the Issuer must redeem the Class B Preferred Shares on the basis as set out in paragraph 3.2.

2.1.3	The Issuer shall redeem the Class B Preferred Shares pro rata to the total number of outstanding Class B Preferred Shares.

2.1.4	The Early Redemption Amount and Redemption Dividend will be settled in EUR.

2.2	Final Redemption Dates

2.2.1	The Issuer shall on the Final Redemption Date be obliged to redeem all of the unredeemed Class B Preferred Shares in accordance with 8.1 of the Programme Memorandum (Final Redemption).

2.2.2	The Final Redemption Amount and Redemption Dividend will be settled in EUR.

2.3	Redemption Dividend

Upon Early Redemption or Final Redemption the Issuer are obliged to pay the Redemption Dividend per Preferred Share being redeemed.

3.	CASH RECEIPTS

3.1	During the Restricted Period, the Issuer may not use any of the Cash Receipts received, other than, at its election, for Early Redemptions.

3.2	After the Restricted Period:

3.2.1	the Issuer shall apply all Cash Receipts received up to date, which have not been used to voluntarily redeem the Class B Preferred Shares in accordance with paragraph 2.1 above, to Early Redeem the Class B Preferred Shares by not later than 21 days after the later of (i) the end of the Restricted Period or (ii) if the Adjusted NAV and/or Adjusted NAV per Share is/are disputed in terms of paragraph 4.5, the date of final determination thereof by the Independent Expert in terms of paragraph 4.6; and

3.2.2	any further Cash Receipts received by the Issuer shall be applied to Early Redeem the Class B Preferred Shares within 21 days of the later of (i) receipt of such Cash Receipt or (ii) if the Adjusted NAV and/ or Adjusted NAV per Share is/are disputed in terms of paragraph 4.5, the date of final determination thereof by the Independent Expert in terms of paragraph 4.6.

4.	ADJUSTED NAV AND ADJUSTED NAV PER SHARE

4.1	The determination of Adjusted NAV and Adjusted NAV per Share will be done by applying the 2024 Accounting Principles.

4.2	Any changes to the 2024 Accounting Principles after the Issue Date, including from new standards and amendments or improvements to existing standards and interpretations of IFRS, or any changes to management’s judgements, accounting estimates and assumptions that affect the application of the 2024 Accounting Principles, other than in respect of correction of an error, will be reversed with the revised accounting treatment applied on a basis consistent with the 2024 Accounting Principles.

4.3	The Issuer will take all such steps as are legally permissible to procure that the Adjusted NAV and Adjusted NAV per Share will be determined by the auditors of MAS and included in all financial statements published by MAS.

4.4	Notwithstanding paragraph 4.3, if the Adjusted NAV and/or Adjusted NAV per Share are not determined by the auditors of MAS and/or included in any financial statement published by MAS, then this will not constitute a Redemption Event and the Issuer will determine the Adjusted NAV and Adjusted NAV per Share.

4.5	If, the Adjusted NAV and/or Adjusted NAV per Share are:

4.5.1	set out in MAS’ financial statements and (i) the Issuer or (ii) the holders of a majority of Class B Preferred Shares, dispute any calculation of the Adjusted NAV and/or Adjusted NAV per Share; or

4.5.2	determined by the Issuer pursuant to paragraph 4.4 and communicated to the holders of the Class B Preferred Shares in the manner set out in Condition 13 (Notices), and the holders of a majority of Class B Preferred Shares dispute any calculation of the Adjusted NAV and/or Adjusted NAV per Share,

then:

4.5.3	where the Issuer is the disputing party, the Issuer shall refer this dispute to an Independent Expert, within 20 Business Days of the publication of the applicable MAS financial statements, who shall determine the calculation of Adjusted NAV and/or Adjusted NAV per Share in accordance with paragraph 4.6; and

4.5.4	where the holders of a majority of Class B Preferred Shares constitute the disputing party, the following provisions shall apply –

4.5.4.1	any holder of the Class B Preferred Shares holding at least 10% of the Class B Preferred Shares in issue shall be entitled to provide the Issuer with written notice that such holder (i) is entitled and duly authorised to exercise all rights in respect of at least 10% of the Class B Preferred Shares; (ii) disputes the Adjusted NAV and/or Adjusted NAV per Share (Dispute Notice) and (iii) wishes to propose a resolution of Class B Preferred Shareholders (either at a meeting of the Class B Preferred Shareholders or by written resolution) that the Adjusted NAV and/or Adjusted NAV per Share be referred to an Independent Expert for determination (Expert Determination Resolution). The Dispute Notice must be provided by not later than 20 Business Days after publication of the Adjusted NAV and/or Adjusted NAV per Share as contemplated in paragraph 4.5.1 or 4.5.2, as the case may be;

4.5.4.2	the Issuer shall, within 10 Business Days after receipt of such Dispute Notice, send notice of the Expert Determination Resolution to all the Class B Preferred Shareholders convening a separate meeting of the holders of the Class B Preferred Shares, or proposing a written resolution of the Class B Preferred Shareholders (in either case, as specified in the Dispute Notice); and

4.5.4.3	if the Expert Determination Resolution is adopted by more than 50% of the Class B Preferred Shares (either at a separate meeting of the Class B Preferred Shares or by way of a written resolution of the Class B Preferred Shares) (the Disputing Preferred Shareholders), the Issuer shall refer the dispute to an Independent Expert within 10 Business Days of the receipt of this resolution, who shall determine the calculation of the Adjusted NAV and/or Adjusted NAV per Share in accordance with paragraph 4.6.

4.6	The Independent Expert will determine the calculation of the Adjusted NAV and/or Adjusted NAV per Share, as the case may be, on the basis that:

4.6.1	the Independent Expert shall act as an expert and not an arbitrator in making its determination;

4.6.2	the Independent Expert shall take relevant factors into account in making its determination;

4.6.3	the Independent Expert shall be requested to make its determination as speedily as possible, but in any event within 10 Business Days of the date on which the Issuer refers the dispute to the Independent Expert;

4.6.4	the Independent Expert shall in writing advise the Issuer of its determination, shall give written reasons for its decision, and shall in such notice provide reasonable detail of its calculations;

4.6.5	any determination by the Independent Expert shall, in the absence of manifest error, be final and binding on the Issuer and the holders of the Class B Preferred Shares; and

4.6.6	the liability for the Independent Expert’s costs shall be borne by the Issuer if its determination is incorrect or if the Disputing Preferred Shareholders are incorrect, they will bear the costs on a pro rata basis, being the total costs incurred dividend by the number of votes exercised by each Disputing Preferred Shareholder.

4.6.7	For the purposes of this Applicable Pricing Supplement, it is shall be legally permissible for the Issuer to take any action or decision if the taking of such action or decision will not result in a breach or contravention by the Issuer or MAS of the rules or any order or directive of the licensed financial exchange operated by JSE Limited (Registration number 2005/022939/06) (or any other exchange on which the securities of the Issuer or MAS are listed), or any constitution, statute, by-law, code, ordinances, decree, judicial arbitral, administrative, ministerial, departmental or regulatory judgment; or common law in any jurisdiction, in each case which are applicable to the Issuer or MAS.

SCHEDULE 2: SELLING RESTRICTIONS

Capitalised terms used in this Schedule 2 headed “Selling Restrictions” shall bear the same meanings as used in the General Preferred Share Terms and this Applicable Pricing Supplement, except to the extent that they are separately defined in this Schedule 2 or this is clearly inappropriate from the context.

The following selling restrictions are in addition to, and shall be read together with, the selling restrictions set out in the section entitled “Subscription and Sale” in the Programme Memorandum. These additional restrictions apply to the Class B Preferred Shares described in this Applicable Pricing Supplement.

General

This Applicable Pricing Supplement does constitute, advertise and relate to an offer to the public in South Africa (as defined in the SA Companies Act) for the sale of or subscription for, or the solicitation of an offer to acquire or subscribe for, Class B Preferred Shares. Accordingly, this Programme Memorandum should be read together with the prospectus registered under the SA Companies Act and published on 4 August 2025, which accompanies this Applicable Pricing Supplement and which complies with the substance and form requirements for prospectuses set out in the SA Companies Act and the Companies Regulations of 2011 (the Prospectus). The Prospectus is also issued in terms of section 45 of the IoM Companies Act. The Prospectus and this Applicable Pricing Supplement have not been approved by any regulatory authority in the Isle of Man. It is not required for the Prospectus or Applicable Pricing Supplement to be approved by, filed or registered with any governmental or public body, authority or agency in the Isle of Man either on, before or after the date of publication of each such document.

United States

The Class B Preferred Shares are securities issued by a company registered in the Isle of Man, and the Voluntary Bid (as defined in Schedule 1 entitled “Additional Terms and Conditions”) is subject to procedural and disclosure requirements which are different from those of the United States of America (United States or US). The financial information with respect to the Issuer referred to in the Programme Memorandum and this Applicable Pricing Supplement has been prepared in accordance with IFRS and thus may not be comparable to financial information of companies in the United States or companies whose financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States.

It may be difficult for U.S holders of Class B Preferred Shares to enforce their rights and any claim they may have arising under the federal securities laws, since the Issuer is located in a foreign country, and some or all of its officers and the Issuer’s directors may be residents of a foreign country. U.S holders of Class B Preferred Shares may not be able to sue the Issuer or its officers or the Issuer’s directors in a foreign court for violations of the U.S. securities laws. It may be difficult for U.S holders of Class B Preferred Shares to compel a foreign company (being the Issuer) and its affiliates to subject themselves to a U.S. court’s judgment.

The Issuer may purchase securities otherwise than under the Voluntary Bid, such as in open market or privately negotiated purchases, subject to any restrictions or requirements under the Applicable Laws.

Securities may not be offered or sold in the United States absent registration under the U.S. Securities Act of 1933, as amended (the U.S. Securities Act), or the securities laws of any state of the United States or other jurisdiction, and, subject to certain limited exceptions, may not be offered or sold within the United States absent registration under the U.S. Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act. The Class B Preferred Shares to be issued pursuant to the Voluntary Bid are not, and will not be, registered under the U.S Securities Act and will be issued in reliance on the exemption from registration provided by Rule 802 under the U.S Securities Act.

Neither the Securities and Exchange Commission nor any securities commission of any state of the United States has approved the Voluntary Bid, passed upon the fairness of the Voluntary Bid or passed upon the adequacy or accuracy of the Programme Memorandum and this Applicable Pricing Supplement. Any representation to the contrary is a criminal offence in the United States. In accordance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereunder with respect to the Class B Preferred Shares to be issued in connection with the Voluntary Bid, the Issuer will submit to the U.S. Securities and Exchange Commission any informational document it publishes or otherwise disseminates to holders of MAS shares related to the Voluntary Bid.

Any decision to accept the Voluntary Bid should be made on the basis of the information in the Programme Memorandum (and the publicly available information referred to herein).

European Economic Area

Prior to the issue of any Tranche of Preferred Shares under the Programme, each Dealer who has (or will have) agreed to place that Tranche of Preferred Shares will be required to represent and agree that, in relation to each Member State of the European Economic Area which has implemented the EU Prospectus Regulations (each a Relevant Member State), with effect from and including the date on which the EU Prospectus Regulations is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of any of such Preferred Shares to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of any of such Preferred Shares to the public in that Relevant Member State:

(a)	if the terms or drawdown prospectus in relation to the Preferred Shares specifies that an offer of those Preferred Shares may be made other than pursuant to Article 1(4) of the EU Prospectus Regulations in that Relevant Member State (a Non-exempt Offer), following the date of publication of a prospectus in relation to such Preferred Shares which has been approved by the competent authority in that Relevant Member State in accordance with the EU Prospectus Regulations and/or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus, if not a drawdown prospectus, has subsequently been completed by the terms contemplating such Non-exempt Offer, in accordance with the EU Prospectus Regulations, in the period beginning and ending on the dates specified in the drawdown prospectus or final terms, as applicable and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)	at any time to any legal entity which is a qualified investor as defined in the EU Prospectus Regulations;

(c)	at any time to fewer than 150 (one hundred and fifty) natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulations) subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Issuer for any such offer; or

(d)	at any time in any other circumstances falling within Article 1(4) of the EU Prospectus Regulations, provided that no such offer referred to in (a) to (d) above shall require the Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulations or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulations.

For the purposes of this provision, the expression an “offer of Preferred Shares to the public” in relation to any Preferred Shares means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Shares, and the expression “EU Prospectus Regulations” means Regulation (EU) 2017/1129 (as amended).

The Dealers have represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree that, in relation to any offering of Preferred Shares to which Directive 2014/65/EU on markets in financial instruments (as amended, MiFID II) applies, that such offering is in accordance with the applicable rules set out in MiFID II (including any applicable national transposition of MiFID II), including that any commission, fee or non-monetary benefit received from the relevant Issuer complies with such rules.

United Kingdom

Public Offer Selling Restrictions under the UK Prospectus Regulation

Prior to the issue of any Tranche of Preferred Shares under the Programme, each Dealer who has (or will have) agreed to place that Tranche of Preferred Shares will be required to represent and agree that has not made and will not make an offer of any of such Preferred Shares in the United Kingdom except that it may make an applicable offer of any of such Preferred Shares in the United Kingdom:

(a)	at any time to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation;

(b)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation); or

(c)	at any time in any other circumstances falling within section 86 of the Financial Services and Markets Act, 2000 (the FSMA).

For the purposes of this provision, the expression “an applicable offer of Preferred Shares” in relation to any Preferred Shares means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act, 2018 and regulations made thereunder.

Other regulatory restrictions: The Dealer has represented and agreed, and each further Dealer appointed under this Programme will be required to represent and agree, that:

(a)	Financial Promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 (Financial Promotion) of the FSMA) received by it in connection with the issue or sale of any Securities in which section 21(1) of the FSMA would not, if it was not an authorised person, apply to the Issuer; and

(b)	General Compliance: it has complied and will comply with all applicable provisions of the FSMA and the Financial Conduct Authority Handbook with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

Selling Restrictions Addressing Additional United Kingdom Securities Laws

Prior to the issue of any Tranche of Preferred Shares under the Programme, each Dealer who has (or will have) agreed to place that Tranche of Preferred Shares will be required to represent and agree that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any of the Preferred Shares in that Tranche under circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any of the Preferred Shares in that Tranche in, from or otherwise involving the United Kingdom.

Australia

The Issuer is not registered as a foreign company in Australia.

The provision of this Applicable Pricing Supplement to any person does not constitute an offer of Class B Preferred Shares to that person or an invitation to that person to apply for Class B Preferred Shares. It is only available to persons who are residents in Australia where they are receiving the offer to acquire Class B Preferred Shares in exchange for MAS shares under the Voluntary Bid.

This Applicable Pricing Supplement is not intended to be distributed or passed on, directly or indirectly, to any other class of persons in Australia.

This Applicable Pricing Supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, 2001 (the Australian Corporations Act) or a product disclosure statement under Part 7.9 of the Australian Corporations Act. It is not required to, and does not, contain all the information which would be required in a disclosure document or a product disclosure document. It has not been lodged with the Australian Securities and Investments Commission.

No person referred to in this Applicable Pricing Supplement holds an Australian financial services licence.

The information in this Applicable Pricing Supplement has been prepared without taking into account any investor’s investment objectives, financial situation or particular needs. Before acting on the information the investor should consider its appropriateness having regard to their investment objectives, financial situation and needs.

This Applicable Pricing Supplement has not been prepared specifically for Australian investors. It:

(a)	may contain references to dollar amounts which are not Australian dollars;

(b)	may contain financial information which is not prepared in accordance with Australian law or practices;

(c)	may not address risks associated with investment in foreign currency denominated investments; and

(d)	does not address Australian tax issues.

This Applicable Pricing Supplement is issued by the Issuer. The Issuer is not licensed in Australia to provide financial product advice in relation to the Class B Preferred Shares. An investor in the Class B Preferred Shares will not have cooling off rights.

Switzerland

This Applicable Pricing Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Class B Preferred Shares. The Class B Preferred Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (Swiss FinSA) and no application has or will be made to admit the Class B Preferred Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Applicable Pricing Supplement nor any other offering or marketing material relating to the Class B Preferred Shares constitutes a prospectus pursuant to the Swiss FinSA, and neither this Applicable Pricing Supplement nor any other offering or marketing material relating to the Class B Preferred Shares may be publicly distributed or otherwise made publicly available in Switzerland.

Prior to the issue of any Tranche of Preferred Shares under the Programme, each Dealer who has (or will have) agreed to place that Tranche of Preferred Shares will be required to represent and agree that it has not made and will not make an offer of any of such Preferred Shares to the public in Switzerland except that it may make an offer of any of such Preferred Shares to professional clients within the meaning of article 4 paragraph 3 Swiss FinSA, or where another exemption under articles 36 or 37 Swiss FinSA applies.

Namibia

This Applicable Pricing Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Class B Preferred Shares. The Class B Preferred Shares may not be publicly offered, directly or indirectly, in the Republic of Namibia (Namibia) in contravention of the Namibian Companies Act, No. 28 of 2004, as amended (Namibian Companies Act), the Banking Institutions Act, 1998, as amended (Namibian Banking Institutions Act) the Namibian Exchange Control Regulations, 1961, and/or any other applicable laws of Namibia in force from time to time.

Neither the Voluntary Bid, the Programme Memorandum and this Applicable Pricing Supplement nor any other offering or marketing material relating to the Preferred Shares constitutes a prospectus pursuant to the Namibian Companies Act, and neither the Voluntary Bid, the Programme Memorandum and this Applicable Pricing Supplement, nor any other offering or marketing material relating to the Class B Preferred Shares may be publicly distributed or otherwise made publicly available in Namibia.

In terms of the Namibian Stock Exchanges Control Act, 1985, as amended (until such time as it is repealed and replaced by the Financial Institutions and Markets Act, 2021, as amended) (Namibian Stock Exchanges Control Act), no person, firm, company, corporation, government, state, or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing, may carry on the business of buying and selling securities in Namibia unless such person is either a registered banking institution (within the meaning of the Namibian Banking Institutions Act) or a registered stock broker. Accordingly, any person engaging in the business of buying or selling the Class B Preferred Shares in Namibia may be required to register as a stockbroker in terms of the Namibian Stock Exchanges Control Act.

Any investor who does not meet the abovementioned requirements is not eligible to receive Preferred Shares. Each investor located or resident in Namibia who subscribes for Class B Preferred Shares will be deemed to have represented and warranted that it is registered as a banking institution (within the meaning of the Namibian Banking Institutions Act) or a registered stockbroker or satisfies another applicable exemption under Namibian law and that it is aware of and complies with the restrictions described above.